                            STOCK PURCHASE AGREEMENT

                                      AMONG

                             CORILLIAN CORPORATION,

                            HATCHER ASSOCIATES, INC.,

                                       AND

                ALL THE SHAREHOLDERS OF HATCHER ASSOCIATES, INC.





                          DATED AS OF NOVEMBER 24, 2000

                                    CONTENTS

ARTICLE I - DEFINITIONS .....................................................................................1
         1.1      Certain Defined Terms......................................................................1
         1.2      Certain Additional Defined Terms...........................................................7

ARTICLE II - STOCK PURCHASE..................................................................................9
         2.1      Purchase of Shares.........................................................................9
         2.2      The Closing................................................................................9
         2.3      Delivery of Shares.........................................................................9
         2.4      Redemption of Preferred Stock; Common Exchange Ratio; Escrow;
                  Cancellation of Notes.....................................................................10
                  2.4.1      Redemption of Preferred Stock..................................................10
                  2.4.2      Common Exchange Ratio; Escrow Shares; Options..................................10
                  2.4.3      Cancellation of Unsecured, Subordinated Notes..................................12
                  2.4.5      Receipt of Certificates........................................................14
                  2.4.6      No Fractional Shares...........................................................15
         2.5      Working Capital Adjustment................................................................15
         2.6      Shareholder Representative................................................................17
         2.7      Tax Free Reorganization...................................................................18

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................18
         3.1      Organization..............................................................................19
         3.2      Enforceability............................................................................19
         3.3      Capitalization............................................................................19
         3.4      Subsidiaries and Affiliates...............................................................21
         3.5      No Approvals; No Conflicts................................................................21
         3.6      Financial Statements......................................................................22
         3.7      Absence of Certain Changes or Events......................................................23
         3.8      Taxes.....................................................................................25
         3.9      Property..................................................................................27
         3.10     Contracts.................................................................................29
         3.11     Claims and Legal Proceedings..............................................................30
         3.12     Labor and Employment Matters..............................................................31
         3.13     Employee Benefit Plans....................................................................32
                  3.13.1     Employee Benefit Plan Listing..................................................32
                  3.13.2     Documents Provided.............................................................33
                  3.13.3     Compliance.....................................................................33


                                      -i-


                  3.13.4     Contributions and Premium Payments.............................................34
                  3.13.5     Related Employers..............................................................34
                  3.13.6     Multiemployer and Title IV Plans...............................................34
                  3.13.7     Post-Termination Welfare Benefits..............................................34
                  3.13.8     Suits, Claims and Investigations...............................................35
                  3.13.9     Payments Resulting From Transactions...........................................35
         3.14     Intellectual Property.....................................................................35
                  3.14.1     General........................................................................35
                  3.14.2     Company Technology.............................................................36
                  3.14.3     Third Party Technology.........................................................36
                  3.14.4     Trademarks.....................................................................37
                  3.14.5     Intellectual Property Rights...................................................37
                  3.14.6     Maintenance of Rights..........................................................38
                  3.14.7     Third Party Infringement.......................................................38
                  3.14.8     Infringement by the Company....................................................38
                  3.14.9     Confidentiality................................................................39
                  3.14.10    Warranty Against Defects.......................................................39
                  3.14.11    Domain Names...................................................................39
                  3.14.12    Indemnification................................................................40
                  3.14.13    Restrictions on Intellectual Property..........................................40
         3.15     Warranties and Maintenance................................................................40
         3.16     Corporate Books and Records...............................................................41
         3.17     Licenses, Permits, Authorizations, etc....................................................41
         3.18     Compliance With Laws......................................................................41
         3.19     Insurance.................................................................................41
         3.20     Brokers or Finders........................................................................42
         3.21     Absence of Questionable Payments..........................................................42
         3.22     Bank Accounts.............................................................................43
         3.23     Insider Interests.........................................................................43
         3.24     Compliance With Environmental Laws........................................................43
         3.25     Accounts Receivable.......................................................................44
         3.26     Information to Shareholders...............................................................44
         3.27     Full Disclosure...........................................................................44
         3.28     Hart-Scott-Rodino.........................................................................45
         3.29     Disclaimer Regarding Projections..........................................................45

ARTICLE IIIA - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...........................................45
         3A.1     Accreditation.............................................................................45
         3A.2     Ownership.................................................................................46


                                    -ii-


         3A.3     Enforceability; No Conflicts..............................................................46
         3A.4     Claims Against the Company................................................................47
         3A.5     Brokers or Agents.........................................................................47
         3A.6     Hart-Scott-Rodino.........................................................................47
         3A.7     Investment for Own Account................................................................47
         3A.8     Residency.................................................................................47
         3A.9     Litigation................................................................................48
         3A.10    SEC Documents; Access to Information......................................................48
         3A.11    Indemnity.................................................................................48
         3A.12    Restricted Securities.....................................................................48

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................................................49
         4.1      Organization..............................................................................49
         4.2      Enforceability............................................................................49
         4.3      Securities................................................................................50
         4.4      No Approvals or Notices Required; No Conflicts With Instruments...........................50
         4.5      Capitalization............................................................................51
         4.6      SEC Documents.............................................................................51
         4.7      Absence of Certain Changes................................................................51
         4.8      Full Disclosure...........................................................................51
         4.9      Shareholders Consent......................................................................52
         4.10     Brokers or Finders........................................................................52
         4.11     Litigation................................................................................52
         4.12     Compliance With Laws......................................................................52
         4.13     Hart Scott Rodino.........................................................................53

ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER............................................53
         5.1      Accuracy of Representations and Warranties................................................53
         5.2      Performance of Agreements.................................................................53
         5.3      Approvals and Consents....................................................................54
         5.4      Secretary's Certificate...................................................................54
         5.5      Nonforeign Affidavit......................................................................54
         5.6      Compliance With Laws......................................................................54
         5.7      Legal Proceedings.........................................................................54
         5.8      Termination of Certain Agreements.........................................................55
         5.9      Exercise of Stock Purchase Rights; Conversion of Convertible Securities...................55


                                    -iii-


         5.10     Stock Powers..............................................................................55
         5.11     Nondisclosure Agreements..................................................................55
         5.12     Escrow Agreement..........................................................................55
         5.13     Noncompetition Agreement..................................................................56
         5.14     Termination of Employment Agreements......................................................56
         5.15     Termination of Management Agreement.......................................................56

ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS........................56
         6.1      Accuracy of Representations and Warranties................................................56
         6.2      Performance of Agreements.................................................................56
         6.3      Legal Proceedings.........................................................................57
         6.4      Approvals and Consents....................................................................57
         6.5      Compliance With Laws......................................................................58
         6.6      Secretary's Certificates..................................................................58
         6.7      Blue Sky Laws.............................................................................58
         6.8      Escrow Agreement..........................................................................58
         6.9      Severance Agreements; Employment Agreement................................................58

ARTICLE VII - COVENANTS.....................................................................................58
         7.1      Conduct of Business by the Company Pending the Sale.......................................58
         7.2      Access to Information; Confidentiality....................................................60
         7.3      No Alternative Transactions...............................................................61
         7.4      Notification of Certain Matters...........................................................61
         7.5      Further Action; Commercially Reasonable Efforts...........................................62
         7.6      The Purchaser Common Stock................................................................62
         7.7      Publicity.................................................................................62
         7.8      Option Grants.............................................................................63
         7.9      Indemnification; Insurance................................................................63
         7.10     Blue Sky Laws.............................................................................63
         7.11     Repayment of Debt, Releases of Liens......................................................64
         7.12     Termination of Employment Agreements......................................................64
         7.13     Registration..............................................................................64
         7.14     Execution of All Ancillary Documents......................................................71

ARTICLE VIIA - COVENANTS OF THE SHAREHOLDERS................................................................72
         7A.1     Restrictions on Transfer..................................................................72
         7A.2     Execution of All Ancillary Documents......................................................72
         7A.3     No Alternative Transactions...............................................................72
         7A.4     Limitation on Sales.......................................................................72


                                     -iv-


         7A.5     Taxes.....................................................................................72

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER............................................................73
         8.1      Termination...............................................................................73
         8.2      Effect of Termination.....................................................................73
         8.3      Amendment.................................................................................74
         8.4      Waiver....................................................................................74

ARTICLE IX - SURVIVAL AND INDEMNIFICATION...................................................................74
         9.1      Survival..................................................................................74
         9.2      Indemnification by the Shareholders.......................................................75
         9.3      Indemnification by the Purchaser..........................................................75
         9.4      Threshold and Limitations; Adjustment of Purchase Consideration...........................76
         9.5      Procedure for Indemnification.............................................................77
         9.6      Remedies; Specific Performance; No Contribution from the Company..........................79

ARTICLE X - GENERAL.........................................................................................80
         10.1     Tax Matters...............................................................................80
         10.2     Expenses..................................................................................80
         10.3     Notices...................................................................................80
         10.4     Severability..............................................................................82
         10.5     Entire Agreement..........................................................................82
         10.6     Assignment................................................................................82
         10.7     Parties in Interest.......................................................................83
         10.8     Governing Law.............................................................................83
         10.9     Headings..................................................................................83
         10.10    Counterparts..............................................................................83
         10.11    Waiver of Jury Trial......................................................................83


EXHIBITS
     A     -    Employment Agreement
     B     -    Escrow Agreement
     C     -    Noncompetition Agreement
     D     -    Severance Agreement
     E     -    Stock Power
     F     -    Form of Notice of Assumption of Options
     3.12  -    Form of Company Employee Confidentiality Agreement
     5.5   -    Real Property Tax Affidavit
     7.8   -    Letter Regarding Rights to Options

     SCHEDULES
     1     -    Key Employees
     2     -    Preferred Stock Redemption Schedule
     2.3   -    Share Allocation for Closing Distribution
     A     -    Escrow Share Allocation
     3     -    Company Disclosure Schedule
     3A    -    Shareholder Disclosure Schedule
     5.6   -    List of Consents, Approvals and Notices

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "AGREEMENT") is made and entered into as of November 24, 2000, by and among Corillian Corporation, an Oregon corporation (the "PURCHASER"), Hatcher Associates, Inc., a California corporation (the "COMPANY"), and all the Shareholders of the Company (the "SHAREHOLDERS").

                                    RECITALS

         A. The Purchaser, the Company and the Shareholders believe it advisable and in their respective best interests to effect a sale of all capital stock of the Company to the Purchaser pursuant to this Agreement (the "SALE").

         B. The Board of Directors of the Company and the Shareholders have approved this Agreement and the Sale as required by applicable law.

         C. The Boards of Directors of the Purchaser has approved this Agreement and the Sale as required by applicable law.

         D. It is intended that the Sale will qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

1.1      CERTAIN DEFINED TERMS

         As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "ANCILLARY DOCUMENTS" means, collectively, the Non-Competition Agreement, the Stock Powers, the Escrow Agreement, the Severance Agreements, the Employment Agreement and the other agreements and certificates that are required to be executed pursuant to this Agreement.

         "BASE AMOUNT" shall mean $20,000,000 (i) plus the Working Capital Excess or minus the Working Capital Shortfall, as the case may be, (ii) minus the aggregate of the Performance Note Amount and the Preferred Stock Redemption Amount.

         "BUSINESS" means the business of the Company as currently conducted.

         "BUSINESS DAY" means any day that is not a Saturday, a Sunday or any other day on which banks generally are required or authorized to be closed in Los Angeles, California.

         "CLOSING DATE SHARES" means the number of shares of the Purchaser Common Stock determined by dividing the Base Amount by the Share Price.

         "COMPANY CAPITAL STOCK" means the Company Common Stock and Preferred Stock.

         "COMPANY COMMON STOCK" means the Company Class A Common Stock and Company Class B Common Stock.

         "COMPANY CLASS A COMMON STOCK" means the Company's Class A Common Stock, no par value per share.

         "COMPANY CLASS B COMMON STOCK" means the Company's Class B Common Stock, no par value per share.

         "COMPANY MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Company.

         "COMPANY'S ARTICLES" means the Company's Articles of Incorporation, as amended.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds (other than surety or performance bonds), debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all capitalized lease obligations of such Person, (v) all non-contingent reimbursement, indemnity or similar obligations of such Person in respect of amounts paid under a letter of credit, surety bond or similar instrument, other than letters of credit to suppliers of the Company for property or services to be provided to the Company in the ordinary course of business, (vi) all Debt of others secured by an

Encumbrance on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others guaranteed by such Person; provided, however that debt shall exclude (A) up to $1 million under the Company's working capital line of credit, which, for purposes of this Agreement, will constitute a current liability within the definition of Working Capital, regardless of whether or not it is short or long-term indebtedness, and (B) any other liability that is included within current liabilities for purposes of the determination of Working Capital.

         "DEFERRED AMOUNT" means the greater of (a) $4 million minus $200,000 for each Key Employee less than 60 Key Employees remaining with the Company on the Measurement Date, or (b) $0.

         "DESIGNATED AMOUNT" means $10,000.

         "EMPLOYMENT AGREEMENT" means the employment agreement attached to this Agreement as Exhibit A and to be entered into between the Purchaser and David Hatcher on the Closing Date.

         "ENCUMBRANCE" means any lien, mortgage, pledge, deed of trust, security interest, charge, encumbrance or other adverse claim or interest of any kind.

         "ENVIRONMENTAL LAWS" means all State of California, local, and federal laws, statutes, regulations, and ordinances of any kind relating to environmental protection or compliance, including but not limited to, the federal Clean Water Act; Clean Air Act; Toxic Substances Control Act; Comprehensive Environmental Response, Compensation and Liability Act; Resource Conservation and Recovery Act; Federal Insecticide, Fungicide, and Rodenticide Act; Safe Drinking Water Act; Hazardous Materials Transportation Act; and common law including, but not limited to, causes of action arising in tort.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGREEMENT" means an escrow agreement substantially in the form attached to this Agreement as Exhibit B.

         "ESCROW AMOUNT" means $2.7 million.

         "ESTIMATED WORKING CAPITAL" means the Company's good faith estimate of the Working Capital of the Company as of the close of business on the day immediately preceding the Closing Date and delivered to the Purchaser 3 Business Days before the Closing Date.

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

         "FULLY DILUTED COMMON STOCK NUMBER" means the total number of shares of Company Common Stock issued and outstanding immediately prior to the Closing Date, including the total number of shares of Company Common Stock issuable upon exercise of Options and other Stock Purchase Rights outstanding immediately prior to the Closing Date and regardless of restrictions on exercise.

         "GAAP" means United States generally accepted accounting principles.

         "HAZARDOUS SUBSTANCES" means petroleum, petroleum products, hazardous waste, pollutants, contaminants or substances that constitute hazardous substances under the Comprehensive Environmental Response, Compensation and Liability Act.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "KEY EMPLOYEE" means (i) an employee of the Company identified by the Purchaser and listed on Schedule 1 or (ii) 2 New Key Employees.

         "KNOWLEDGE" means, with respect to a corporation, all facts that at any time were known to any officer or director of the corporation, or any agents representing the corporation with respect to the Sale, or which could be ascertained by a reasonably prudent search of the files and records of the corporation, or by making inquiry to the officers, senior managers, project managers or site managers of the corporation likely to have knowledge concerning the facts or matter at issue. "To the knowledge of," or any similar phrase with respect to, any other person or entity means that such other person or entity has no actual knowledge contrary to the facts or matters so referenced.

         "MANAGEMENT SHAREHOLDERS" means Hatcher Family Trust, Shrimpton Family Trust, G. Bates Associates, Inc, Ashok Sharma, Graham Rose, and Melvin Gevisser, and their respective permitted assignees.

         "MEASUREMENT DATE" means the date that is 90 days from the Closing
Date.

         "NONCOMPETITION AGREEMENT" means the noncompetition agreement attached to this Agreement as Exhibit C and to be entered into between the Purchaser and David Hatcher on the date of this Agreement.

         "OPTION EXCHANGE RATIO" means the sum of (x) the number of Closing Date Shares and (y) the number of Post-Closing Shares, divided by the Fully Diluted Common Stock Number.

         "PERFORMANCE SHARES" means the Purchaser Common Stock to be issued to the Company's management in exchange for the cancellation of Unsecured Subordinated Notes issued by the Company on January 1, 1999, determined by dividing the Performance Note Amount by the Share Price.

         "PERFORMANCE NOTE AMOUNT " means the aggregate principal amount plus accrued interest owed as of the Closing Date by the Company on the Unsecured Subordinated Notes issued by the Company on January 1, 1999.

         "PERSON" means a person, corporation, partnership, joint venture, association, organization, limited liability company or other entity or a governmental or regulatory authority.

         "PIGGYBACK REGISTRABLE SHARES" means the Preferred Stock Redemption Consideration, the Performance Shares, and the Purchase Consideration.

         "PREFERRED STOCK" means the Company's Series A Redeemable Preferred Stock, no par value per share.

         "PREFERRED STOCK REDEMPTION AMOUNT" means the aggregate redemption price for all outstanding shares of Preferred Stock, as set forth on Schedule 2.

         "PREFERRED STOCK REDEMPTION CONSIDERATION" means the Purchaser Common Stock to be issued to redeem the Preferred Stock under Section 2.4.1.

         "PURCHASE CONSIDERATION" means (i) the Closing Date Shares plus (ii) the Post-Closing Shares.

         "PURCHASER COMMON STOCK" means the Purchaser's Common Stock, no par value per share.

         "PURCHASE PRICE" means $20 million (i) plus the Working Capital Excess or minus the Working Capital Shortfall, as the case may be, (ii) plus the Deferred Amount.

         "PURCHASER MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Purchaser.

         "REGISTERING SHAREHOLDERS" means the S-3 Registering Shareholders and the Piggyback Registering Shareholders.

         "REGISTRABLE SHARES" means the S-3 Registrable Shares and the Piggyback Registrable Shares.

         "S-3 REGISTRABLE SHARES" means (i) the Purchase Consideration issued to Summit, (ii) the Preferred Stock Redemption Consideration issued to Summit,
(iii) the Purchase Consideration issued to IT Capital Partners LLC, (iv) the Purchase Consideration issued to each Shareholder receiving less than 50,000 shares of Purchaser Common Stock pursuant to the Sale, (v) 20% of the Purchase Consideration issued to the Hatcher Family Trust, (vi) 40% of the Purchase Consideration issued to Ashok Sharma, Graham Rose, Shrimpton Family Trust, G. Bates Associates, Inc. and Melvin Gevisser, (vii) the Performance Shares, and
(viii) any shares of Purchaser Common Stock issued in connection with any stock dividend, split, combination or recapitalization on, of or with respect to the foregoing shares. Notwithstanding the foregoing, the S-3 Registrable Shares exclude any Escrow Shares.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SEVERANCE AGREEMENT" means a severance agreement with the Purchaser in the form attached hereto as Exhibit D.

         "SHARE PRICE" means $12.84. The Share Price shall be adjusted appropriately to reflect any stock splits, recapitalizations or stock dividends with respect to the Purchaser Common Stock that occur after the date of this Agreement.

         "STOCK POWER" means a stock power separate from certificate substantially in the form attached hereto as Exhibit E.

         "STOCK PURCHASE RIGHTS" means all rights, warrants or options, vested or unvested, to acquire Company Capital Stock, regardless of restrictions or exercise, and securities and notes convertible or exchangeable at any time, into Company Capital Stock, regardless of restrictions on conversion.

         "SUMMIT" means, collectively, Summit Ventures IV, L.P., Summit Ventures V, L.P., Summit Investors III, L.P., Summit V Advisors Fund, L.P., Summit V Advisors Fund (Q.P.), L.P. and Summit V Companion Fund, L.P.

         "WORKING CAPITAL" means the excess of the total current assets over the total current liabilities.

         "WORKING CAPITAL EXCESS" means the difference between $658,000 and the Estimated Working Capital if the Estimated Working Capital is greater than $658,000.

         "WORKING CAPITAL SHORTFALL" means the difference between $658,000 and the Estimated Working Capital if the Estimated Working Capital is less than $658,000. The Working Capital Shortfall may be greater than $658,000 if the Estimated Working Capital is negative.

1.2      CERTAIN ADDITIONAL DEFINED TERMS

         In addition to terms defined in Section 1.1, the following capitalized terms are used as defined in the Sections set forth opposite such terms:

        Defined Terms                                     Section Reference
        -------------                                     -----------------
        Adjusted Post-Closing Shares                      2.4.4(a)
        Audited Financial Statements                      3.6
        Agreement                                         Introduction
        Blue Sky Laws                                     7.13(iii)(4)
        ChaseMellon                                       2.4.2(b)
        Claim Notice                                      9.5(a)
        Claims                                            9.4(a)
        Closing                                           2.2
        Closing Balance Sheet                             2.5(a)
        Closing Date                                      2.2
        Code                                              Recitals
        Common Exchange Ratio                             2.4.2(c)
        Company                                           Introduction
        Company Accountants                               2.5(a)
        Company Balance Sheet                             3.6
        Company Disclosure Schedule                       Article III
        Company Plan                                      2.4.2(c)
        Company Technology                                3.14.2
        Confidentiality Agreement                         7.2
        DOL                                               3.13.8
        Domain Names                                      3.14.11
        Employee Benefit Plans                            3.13.1
        Escrow Agent                                      2.4.2(b)
        Escrow Fund                                       9.4(d)
        Escrow Shares                                     2.4.2(b)
        Financial Statements                              3.6
        Indemnified Party                                 9.4(a)


                                     -7-

        Defined Terms                                     Section Reference
        -------------                                     -----------------
        Independent Accounting Firm                       2.5(c)
        IP Registrations                                  3.14.5
        IP Rights                                         3.14.5
        IRS                                               2.7(a)
        Losses                                            9.2
        Marks                                             3.14.4
        New Key Employee                                  2.4.4(b)
        Notes                                             2.4.3(a)
        Option                                            2.4.2(c)
        Nondisclosure Agreement                           3.12
        Personal Property                                 3.9(b)
        Piggyback Registering Shareholders                7.13(v)
        Post-Closing Shares                               2.4.4(a)
        Preferred Exchange Ratio                          2.4.1
        Primary Indemnitors                               9.4(b)
        Products                                          3.14.2
        Purchaser                                         Introduction
        Purchaser Indemnified Parties                     9.2
        Purchaser 2000 Plan                               7.8
        Real Property                                     3.9(a)
        Registration Claim                                7.13
        Registration Indemnified Person                   7.13
        Registration Indemnifying Person                  7.13
        Registration Statement                            7.13
        Risk Factors                                      3A.10
        S-3 Registering Shareholders                      7.13
        Sale                                              Recitals
        SEC Documents                                     4.6
        Shareholder Disclosure Schedule                   Article IIIA
        Shareholder Indemnified Party                     9.3
        Shareholder Representative                        2.6
        Shareholders                                      Introduction
        Survival Period                                   9.1
        Taxes                                             3.8
        Tax Group                                         3.8
        Tax Returns                                       3.8
        Technology                                        3.14.2


                                      -8-


        Defined Terms                                     Section Reference
        -------------                                     -----------------
        Technology-Related Assets                         3.14.1
        Third Party Claim                                 9.5(a)
        Third Party Licenses                              3.14.3
        Third Party Technologies                          3.14.3
        Threshold                                         9.4(a)
        Transmitted Copies                                10.10
        Unaudited Financial Statements                    3.6


                           ARTICLE II - STOCK PURCHASE

2.1      PURCHASE OF SHARES

         Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Shareholders agree to sell and deliver to the Purchaser, at the Closing, all outstanding shares of Company Capital Stock.

2.2      THE CLOSING

         Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI and the termination provisions of Article VIII, the closing of the Sale pursuant to this Agreement (the "CLOSING") shall be deemed to take place at 12:01 a.m. on November 24, 2000 (the "CLOSING DATE").

2.3      DELIVERY OF SHARES

         At the Closing, each Shareholder shall deliver to the Purchaser certificates representing the shares of Company Capital Stock held by such Shareholder, and a Stock Power assigning such shares to the Purchaser, against delivery to such Shareholder by the Purchaser of irrevocable instructions to the Escrow Agent, as the Purchaser's transfer agent, to issue share certificates representing the shares of Purchaser Common Stock to be issued to such Shareholder pursuant to Sections 2.4.1, 2.4.2(a), and 2.4.3. The aggregate number of such shares of Purchaser Common Stock allocable to each Shareholder, net of any Escrow Shares allocable to such Shareholder, is set forth on Schedule 2.3.

2.4 REDEMPTION OF PREFERRED STOCK; COMMON EXCHANGE RATIO; ESCROW; CANCELLATION OF NOTES

         2.4.1        REDEMPTION OF PREFERRED STOCK

                  On the Closing Date, the Purchaser shall issue irrevocable instructions to the Escrow Agent, as its transfer agent, to issue to each Shareholder that then holds of record any shares of Preferred Stock, for each share of Preferred Stock held by such Shareholder, the number of fully paid and nonassessable shares of the Purchaser Common Stock determined by dividing (i) the aggregate redemption price of the Preferred Stock held by such Shareholder, as set forth on Schedule 2, by (ii) the Share Price, with cash paid in lieu of any fractional share of the Purchaser Common Stock pursuant to Section 2.4.6 hereof. Upon receipt of the Preferred Stock Redemption Consideration for a Shareholder's shares of Preferred Stock, such Shareholder shall relinquish and forfeit all rights or interests, including dividend and distribution rights, that may have accrued with respect to such shares of Preferred Stock before the date of such receipt, it being understood that the Purchaser succeeds to all such rights and interests by virtue of the Sale. Any such forfeited rights shall be excluded from current liabilities for purposes of the determination of Working Capital.

         2.4.2        COMMON EXCHANGE RATIO; ESCROW SHARES; OPTIONS

                  (a) On the Closing Date, the Purchaser shall issue irrevocable instructions to the Escrow Agent, as its transfer agent, to issue to each Shareholder, for each share of Company Common Stock held by such Shareholder, the number of fully paid and nonassessable shares of the Purchaser Common Stock determined by dividing (i) the number of Closing Date Shares by
(ii) the Fully Diluted Common Stock Number. The quotient as derived above shall be referred to herein as the "COMMON EXCHANGE RATIO." The number of shares of the Purchaser Common Stock to be issued to each Shareholder of the Company under this Section 2.4.2(a) shall be calculated by aggregating all shares of Company Common Stock held by such Shareholder, so that such number of shares of the Purchaser Common Stock to be issued shall be equal to the aggregate number of shares of Company Common Stock held by such Shareholder multiplied by the Common Exchange Ratio, with cash paid in lieu of any fractional share of the Purchaser Common Stock pursuant to Section 2.4.6 hereof. In addition, on the Closing Date, each Shareholder shall be entitled to receive such Shareholder's PRO RATA portion of the Post-Closing Shares, based upon the allocation of the Escrow Shares among the Shareholders.

                  (b) Notwithstanding the foregoing, (i) that number of Closing Date Shares equal to the quotient of the Escrow Amount divided by the Share Price, and

(ii) all of the Post-Closing Shares (collectively, the "ESCROW
SHARES") shall be deposited in escrow with ChaseMellon Shareholder Services L.L.C. ("CHASEMELLON" or the "ESCROW AGENT"), to be held and administered in accordance with the provisions of this Agreement and the Escrow Agreement, such Escrow Shares to be withheld and deducted from the Shareholders in accordance with Schedule A, from the Closing Date Shares and Post-Closing Shares otherwise issuable to each Shareholder. Fractional shares of the Purchaser Common Stock shall not be deposited in escrow. In lieu thereof, each Shareholder shall round up such fractional share to the nearest whole number and deposit into escrow a full share of the Purchaser Common Stock for such fractional share. The Escrow Shares shall be held by the Escrow Agent in book entry form. Notwithstanding the escrow of the Escrow Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by the Purchaser to the Shareholders and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by such Shareholders in accordance with their interest in the Escrow Shares. Any securities received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of the Purchaser Common Stock, payment of a stock dividend or other stock distribution in or on shares of the Purchaser Common Stock, or change of the Purchaser Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Purchaser, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares. The Escrow Shares, excluding the Post-Closing Shares, shall be available to satisfy any indemnification obligations pursuant to Article X and to satisfy any adjustments to the Purchase Consideration in accordance with Section 2.5.

                  (c) Each outstanding option to purchase shares of Company Common Stock issued pursuant to the Company's Amended and Restated 1998 Stock Incentive Plan (the "COMPANY PLAN"), whether or not vested or exercisable (each an "OPTION"), shall be assumed by the Purchaser and shall constitute an option to acquire, on the same vesting terms, and on substantially the same other terms and conditions as were applicable under such assumed Option, that number of shares of the Purchaser Common Stock (rounded to the nearest whole share) equal to the product of the Option Exchange Ratio and the number of shares of Company Common Stock subject to such Option, at a price per share (rounded to the nearest $0.01) equal to the aggregate exercise price for the shares of Company Common Stock subject to such Option divided by the number of full shares of the Purchaser Common Stock deemed to be purchasable pursuant to such Option. The Purchaser shall use its best efforts to file a registration statement on Form S-8 with the SEC to effect the registration under the Securities Act of the Purchaser Common Stock for which the assumed Options may be exercised as soon as possible after the Purchaser has filed its Report of Form 8-K pursuant to the Exchange Act relating to the Sale, together with all financial statements required by such Form 8-K. At the Closing, the Purchaser shall provide notice, by delivery to the Shareholder Representative of notices in substantially the form attached hereto as Exhibit F, to each holder of an assumed Option regarding the terms of such assumed Option.

                  (d) If, prior to the Closing Date, the Purchaser recapitalizes through a split-up of its outstanding shares of capital stock into a greater number, or a combination of its outstanding shares of capital stock into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares of capital stock into the same or a different number of shares of other classes of capital stock, or declares a dividend on its outstanding shares of capital stock payable in shares or securities convertible into shares, the number of shares of the Purchaser Common Stock into which the shares of Company Common Stock are to be converted will be adjusted appropriately so as to maintain the proportionate interests of the holders of the Company Capital Stock and the holders of shares of capital stock of the Purchaser.

         2.4.3        CANCELLATION OF UNSECURED, SUBORDINATED NOTES

         (a) On the Closing Date, subject to completion of the Sale, the Purchaser shall issue irrevocable instructions to the Escrow Agent, as its transfer agent, to issue to each holder of the Unsecured Subordinated Notes issued by the Company on January 1, 1999 (the "NOTES"), in full satisfaction of all of the Company's obligations under the Notes and in exchange for cancellation of the Notes and all interest due pursuant to such notes, fully paid and nonassessable shares of the Purchaser Common Stock. The number of Performance Shares to be issued to each holder of the Notes under this Section
2.4.3 shall be calculated by aggregating the principal amount plus accrued interest of all Notes held by such holder, so that such number of shares of the Purchaser Common Stock to be issued to each holder of Notes shall be equal to the aggregate principal amount plus accrued interest of such holder's Notes, divided by the Share Price, with cash paid in lieu of any fractional share of the Purchaser Common Stock pursuant to Section 2.4.6 hereof.

         (b) On the Closing Date, subject to completion of the Sale, each holder of the Notes shall deliver to the Purchaser the Notes, against delivery by the Purchaser of irrevocable instructions to the Escrow Agent, as its transfer agent, to issue to such holder certificates representing the Performance Shares to be issued to such holder pursuant to Section 2.4.3(a).

         2.4.4    RELEASE OF POST-CLOSING SHARES

         (a) At the Closing, Purchaser will deposit into escrow a number of shares of Purchaser Common Stock determined by dividing $4 million by the Share Price (the "POST-CLOSING SHARES"). Within five business days after the Measurement Date the Purchaser shall calculate the quotient obtained by dividing the Deferred Amount (as adjusted through the Measurement Date) by the Share Price (such quotient hereinafter, the "ADJUSTED POST-CLOSING SHARES"). Each Shareholder shall be entitled to receive such Shareholder's pro rata portion of the Adjusted Post-Closing Shares, based on the number of Escrow Shares allocable to such Shareholder (in accordance with Schedule A) relative to the total number of Escrow Shares, with cash paid in lieu of any fractional share of the Purchaser Common Stock pursuant to Section 2.4.6 hereof. Any Post-Closing Shares remaining in escrow and not required to be distributed to the Shareholders in accordance with the provisions of this Section 2.4.4 shall be forfeited by the Shareholders and released to the Purchaser in accordance with the Escrow Agreement.

         (b) Commencing with the Closing Date and ending on the day immediately preceding the Measurement Date, David R. Hatcher may propose to the Purchaser (by written notice to its Chief Financial Officer or Chief Operating Officer) a candidate ("Candidate") who is (i) a prospective new employee for the Company, or (ii) an existing employee of the Company, who either has been trained adequately to have qualified as a Key Employee before the Measurement Date, or has the skills and experience comparable to Key Employees listed on Schedule 1 or New Key Employees previously determined in accordance with this provision; provided, however, that as a condition to any new employee being considered for classification as a New Key Employee, such employee must have been recruited and hired in a manner consistent with the Company's past practices in the normal course of business. Submission of a Candidate will be accompanied by information of the comparable type and scope provided by the Company to the Purchaser with respect to the Key Employees identified on Schedule 1. Within seven days following submission by David R. Hatcher of a Candidate, the Purchaser will either accept or reject such designation upon written notice to David R. Hatcher. In the event that Purchaser does not reject such Candidate in writing within the foregoing seven days, then the Candidate shall be and is deemed a New Key Employee. Any employee so designated as a New Key Employee after the date of the Agreement will count as one-half of a Key Employee.

         2.4.5        RECEIPT OF CERTIFICATES

         Provided that the Shareholder has fulfilled its delivery obligations under Section 2.3, the Purchaser shall, on the Closing Date, issue irrevocable instructions to the Escrow Agent, as its transfer agent, to issue certificates representing the number of shares of the Purchaser Common Stock that such Shareholder is entitled to receive pursuant to Sections 2.4.1 and 2.4.2(a) hereof; provided, however, that the certificates representing the Escrow Shares shall (i) be retained by the Escrow Agent in accordance with the provisions of the Escrow Agreement,
(ii) not be issued in certificated form and (iii) held by the Escrow Agent in book entry form. In the event that any certificates representing shares of Company Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Shareholder claiming such certificate to be lost, stolen or destroyed, the Purchaser shall issue in exchange for such lost, stolen or destroyed certificate the shares of the Purchaser Common Stock that such Shareholder is entitled to receive pursuant to Section 2.4.2(a) hereof; provided, however, that the Purchaser may in its discretion and as a condition precedent to the issuance thereof, require such Shareholder to provide the Purchaser with an indemnity agreement against any claim that may be made against the Purchaser with respect to the certificate alleged to have been lost, stolen or destroyed. The shares of the Purchaser Common Stock that each Shareholder of the Company shall be entitled to receive in connection with the Sale pursuant to Section 2.4.1 and 2.4.2(a) and the Escrow Shares shall be deemed to have been issued on the Closing
Date. If the Purchase Consideration (or any part thereof) or Preferred Stock Redemption Consideration (or any part thereof) (or any portion thereof) is to be delivered to any Person other than the Person in whose name the certificate or certificates representing shares of Company Capital Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to the Purchaser any transfer or other taxes required by reason of the payment of the Purchase Consideration or Preferred Stock Redemption Consideration to a Person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of the Purchaser that such tax has been paid or is not applicable. Notwithstanding anything to the contrary, neither the Purchaser nor any other party hereto shall be liable to a holder of shares of Company Capital Stock for any Purchase Consideration or Preferred Stock Redemption Consideration delivered to a public official pursuant to applicable law, including, without limitation, abandoned property, escheat and similar laws.

         2.4.6        NO FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of the Purchaser Common Stock shall be issued by virtue of the Sale, and no dividend, stock split or other distribution with respect to the Purchaser Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu thereof, the Purchaser shall pay to the holder of shares of Company Capital Stock or Notes who would otherwise be entitled to a fraction of a share of the Purchaser Common Stock, as soon as practicable after the Closing Date (and in the same timely manner required for delivery of certificates of the Purchaser Common Stock provided in
Section 2.4.5) or the Post-Closing Issuance Date, as the case may be, an amount in cash equal to such fraction multiplied by the Share Price.

2.5      WORKING CAPITAL ADJUSTMENT

         The Purchase Consideration is subject to adjustment as provided below.

         (a) As soon as practicable, but in any event within 30 calendar days following the Closing Date, the Shareholder Representative shall deliver to the Purchaser an unaudited balance sheet of the Company (the "Closing Balance Sheet") as of the close of business on the date immediately preceding the Closing Date.

         During the preparation of the Closing Balance Sheet and the period of any dispute referred to in Section 2.5(c), the Purchaser shall provide the Shareholder Representative and Deloitte & Touche, independent accountants ("Company Accountants"), full access to the books, records and facilities related to the Business and to the Company's employees and shall cooperate fully with the Shareholder Representative and Company Accountants, in each case to the extent reasonably required by the Shareholder Representative and Company Accountants in order to prepare the Closing Balance Sheet and to investigate the basis for any such dispute; PROVIDED, HOWEVER, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Company's or the Purchaser's business.

         (b) Subject to the resolution of any disputes pursuant to Section 2.5(c), within 15 Business Days after the date of receipt by the Purchaser of the Closing Balance Sheet:

                  (i) in the event that the Working Capital reflected on the Closing Balance Sheet exceeds the Estimated Working Capital by at least the Designated Amount, the Purchaser shall issue to the Shareholders, as an upward adjustment to the Purchase Consideration, shares of Purchaser Common Stock having a value (based on the Share Price) equal to such excess, with such additional shares issued to the Shareholders PRO RATA in accordance with their distribution of the Closing Date Shares pursuant to Section 2.4.2(a); and

                  (ii) in the event that the Estimated Working Capital exceeds the Working Capital reflected on the Closing Balance Sheet by at least the Designated Amount, the Shareholders shall be obligated to surrender to the Purchaser, as a downward adjustment to the Purchase Consideration, shares of Purchaser Common Stock having a value (based on the Share Price) equal to such excess, such shares to be surrendered first out of the Escrow Shares (excluding the Post-Closing Shares), allocated pro rata among the Shareholders, based upon the number of Escrow Shares allocable to each Shareholder on Schedule A, in accordance with the Escrow Agreement and, if the Holdback Shares (as defined in the Escrow Agreement) are not sufficient to provide such amount, from Closing Date Shares previously received by the Shareholders, with each Shareholder contributing such Shareholder's PRO RATA share of such Closing Date Shares.

         (c) The Purchaser may dispute any amounts reflected on the Closing Balance Sheet to the extent that the net effect of such disputed amounts in the aggregate would be to reduce the Working Capital reflected on the Closing Balance Sheet by more than the Designated Amount; PROVIDED, HOWEVER, that the Purchaser shall have notified the Shareholder Representative in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 10 Business Days of the Purchaser's receipt of the Closing Balance Sheet. In the event of such a dispute, the Purchaser and the Shareholder Representative shall attempt to reconcile their differences. If any such resolution by the Purchaser and the Shareholder Representative leaves in dispute amounts the net effect of which in the aggregate would not affect the Working Capital reflected on the Closing Balance Sheet by more than the Designated Amount, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Balance Sheet delivered by the Shareholder Representative to the Purchaser. If the Purchaser and the Shareholder Representative are unable to reach a resolution with such effect within 10 Business Days after receipt by the Shareholder Representative of the Purchaser's written notice of dispute, the Purchaser and the Shareholder Representative shall submit the items remaining in dispute for resolution to such independent accounting firm of national reputation as may be mutually acceptable to the Shareholder Representative and the Purchaser (the "INDEPENDENT ACCOUNTING FIRM"), which shall, within 30 Business Days of such submission, determine and report to the Shareholder Representative and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive, absent fraud or manifest error, on the Shareholder Representative, the Shareholders and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Purchaser and the Shareholder Representative in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm which is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted; PROVIDED, HOWEVER, that if the net effect of the resolution of such disputed amounts does not result in a reduction of Working Capital from the Working Capital reflected on the Closing Balance Sheet by at least the Designated Amount, the Purchaser shall pay all such fees and disbursements.

2.6      SHAREHOLDER REPRESENTATIVE

         Each Shareholder hereby irrevocably authorizes and appoints Scott C. Collins (the "SHAREHOLDER REPRESENTATIVE"), as such Shareholder's representative and true and lawful attorney-in-fact and agent to act in such Shareholder's name, place and stead as contemplated by Sections 2.5, 5.15 and 7.7 and Articles VI and IX, and to execute in the name and on behalf of such Shareholder the Escrow Agreement and any other agreement, certificate, instrument or document to be delivered by the Shareholders in connection with the Escrow Agreement. If the Shareholder Representative or any successor shall resign, die, or become unable to act as the Shareholder Representative, a replacement shall promptly be appointed by a writing signed by Shareholders who initially received a majority of the Closing Date Shares. Any such successor Shareholder Representative shall have the same powers and duties as if appointed as the original Shareholder Representative hereunder. The Shareholder Representative or the Shareholders shall promptly notify the Purchaser of the appointment of a successor Shareholder Representative. The Shareholders (other than the Shareholder Representative) shall, jointly and severally, indemnify the Shareholder Representative for, and hold him harmless against, any loss, liability, claim or expense, including reasonable attorney's fees, arising out of or in connection with his duties as Shareholder Representative under this Agreement and the Escrow Agreement, including the costs and expenses of defending himself against any such loss, liability, claim or expense in connection herewith, all in accordance with the terms of the separate Shareholder Representative and Contribution Agreement.

2.7      TAX FREE REORGANIZATION

         (a) Except as otherwise required by the Internal Revenue Service (the "IRS") pursuant to a determination (as defined in Section 1313 of the Code) or otherwise, the parties shall not take a position on any tax returns inconsistent with the treatment of the Sale for tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         (b) The Purchaser represents, solely for tax purposes, now, and as of the Closing Date, (i) that it presently intends to continue the Company's historic business or use a significant portion of the Company's business assets in business in a manner that satisfies the continuity of business enterprise requirement set forth in Treasury

Regulation Section 1.368-1(d), and (ii) that it has no present plan or intention following the Sale to issue additional shares of the Company that would result in the Purchaser losing control of the Company. Neither such representation nor anything else contained herein shall constitute a representation, warranty or agreement with respect to any Tax consequences to the Company or its Shareholders arising under this Agreement or as a result of the transactions contemplated hereby.

         (c) The Company represents, solely for tax purposes, that it has not disposed of or committed itself to dispose of, any assets on or before the Closing Date that would prevent the Sale from meeting the requirement that "substantially all of the assets" of the Company must be acquired in the Sale. Neither such representation nor anything else contained herein shall constitute a representation or warranty with respect to any Tax consequences to the Purchaser arising under this Agreement or as a result of the transactions contemplated hereby.

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as is otherwise set forth with appropriate Section references in the Company Disclosure Schedule attached as SCHEDULE 3 (the "COMPANY DISCLOSURE SCHEDULE"), and in order to induce the Purchaser to enter into and perform this Agreement and the Ancillary Documents, the Company represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing as follows in this Article III.

3.1      ORGANIZATION

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, and to enter into and perform its obligations under this Agreement and the Ancillary Documents to which the Company is a party, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect.

3.2      ENFORCEABILITY

         The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Documents to which it is a party and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the Ancillary Documents to which the Company is a party, the consummation of the Sale, and the performance of all the Company's obligations under this Agreement and the Ancillary Documents to which the Company is a party has been taken. This Agreement has been, and each of the Ancillary Documents to which the Company is a party at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and, when executed and delivered by the Company, each of the Ancillary Documents to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

3.3      CAPITALIZATION

         (a) The authorized capital stock of the Company consists of 9,500,000 shares of Company Class A Common Stock, 500,000 shares of Company Class B Common Stock and 2,000,000 shares of Preferred Stock, of which 52,000 shares are designated as Series A Redeemable Preferred Stock.

         (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists solely of 6,400,000 shares of Company Class A Common Stock and 52,000 shares of Preferred Stock. All of such shares are, and immediately prior to the Closing Date will be, held of record and, to the knowledge of the Company, beneficially by the Shareholders of the Company as set forth on Section 3.3(b) of the Company Disclosure Schedule. The outstanding shares of Company Capital Stock as of the date hereof are, and immediately prior to the Closing Date all then outstanding shares of Company Capital Stock will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal and state securities laws. To the knowledge of the Company, no Person other than the Shareholders holds any interest in any of the outstanding shares of Company Capital Stock. True and correct copies of the stock records of the

Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to the Purchaser or its counsel.

         (c) As of the date of this Agreement, other than Options to purchase up to 212,700 shares of Company Common Stock which have been granted under the Company Plan or other Stock Purchase Rights set forth in Section 3.3(c) of the Company Disclosure Schedule, there are no outstanding rights of first refusal or offer, co-sale rights, preemptive rights, Stock Purchase Rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or, to the knowledge of the Company, any Shareholder of any shares of Company Capital Stock or any securities convertible into or exchangeable for shares of Company Capital Stock, and the Company is not committed to issue or grant any such rights, Stock Purchase Rights or other agreements. Set forth in
Section 3.3(c) of the Company Disclosure Schedule is a spreadsheet accurately reflecting the number of such Options and other Stock Purchase Rights outstanding, the grant or issue dates, vesting schedules and exercise or conversion prices thereof, and, in each case, the identities of the holders and an indication of their relationships to the Company. The Company has delivered to the Purchaser true and correct copies of the Company Plan, the form of stock option agreements relating to Options granted thereunder, all other agreements with respect to Stock Purchase Rights, and all material deviations therefrom.
Section 3.3(c) of the Company Disclosure Schedule also identifies all Options and Stock Purchase Rights that have been offered in connection with any employee or consulting agreement, arrangement or understanding but that, as of the date hereof, have not been issued or granted.

         (d) The Company is not a party or subject to any agreement or understanding, and, to the knowledge of the Company, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. No Shareholder or any affiliate thereof is indebted to the Company, and the Company is not indebted to any Shareholder or any affiliate thereof. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

         (e) Section 3.3(e) of the Company Disclosure Schedule describes all rights granted in favor of the Company to repurchase or to receive upon forfeiture any securities of the Company.

         (f) Except as described on Section 3.3(f) of the Company Disclosure Schedule, all Options and Stock Purchase Rights have been granted or issued at fair market value, as determined by the Company's Board of Directors at the date of grant or issuance.

3.4      SUBSIDIARIES AND AFFILIATES

         Except as set forth in Section 3.4 of the Company Disclosure Schedule,
(a) the Company does not own or control, and has not in the past owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other business entity and (b) the Company does not own, directly or indirectly, any ownership, equity, or voting interest in, or otherwise control, any corporation, partnership, limited liability company, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

3.5      NO APPROVALS; NO CONFLICTS

         The execution, delivery and performance by the Company of this Agreement and the Ancillary Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company, except for such violations which would not, both individually and in the aggregate, have a Company Material Adverse Effect, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except (i) compliance with applicable securities laws, and (ii) such consents, approvals, authorizations, declarations, filings and registrations the failure of which to obtain or effect would not, both individually and in the aggregate, have a Company Material Adverse Effect, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, Encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, except for such defaults, accelerations, terminations, or creations of such rights which would not, both individually and in the aggregate, have a Company Material Adverse Effect, (d) result in the creation of any Encumbrance upon any material assets of the Company or, to the knowledge of the Company, upon any outstanding shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Company's Articles or the Company's Bylaws, or (f) invalidate or, to the Company's knowledge, adversely affect any permit, license or authorization currently material to the conduct of the business of the Company.

3.6      FINANCIAL STATEMENTS

         The Company has delivered to the Purchaser (a) audited balance sheets, statements of income and expense, statements of cash flow and statements of shareholders' equity of the Company as of or for the fiscal years ended December 31, 1999 and 1998 (the "AUDITED FINANCIAL STATEMENTS"), (b) an unaudited statement of income and expense, statement of cash flow and statement of Shareholders' equity of the Company for the nine-month period ended September 30, 2000, (c) an unaudited consolidated balance sheet as of October 31, 2000 and
(d) an unaudited consolidated balance sheet of the Company as of June 30, 2000 (the financial statements in clauses (b)-(d) being referred to herein as the "UNAUDITED FINANCIAL STATEMENTS"). All the foregoing financial statements are herein referred to as the "FINANCIAL STATEMENTS"). The unaudited balance sheet of the Company as of June 30, 2000 is herein referred to as the "COMPANY BALANCE SHEET." The Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except as described in the notes thereto or, with respect to the Unaudited Financial Statements, normal year-end adjustments and the absence of footnotes and other disclosures required solely for audited financial statements) on a basis consistent with prior accounting periods and fairly present in all material respects the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated therein. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the Financial Statements, except (x) liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice that are not in excess of $25,000 in the aggregate or $10,000 individually and (y) as otherwise set forth on Section 3.6 of the Company Disclosure Schedule. To the Company's knowledge, there is no basis for the assertion against the Company of any liability, obligation or claim that is likely to result or cause a Company Material Adverse Effect, which is not fairly reflected in the Financial Statements, or otherwise disclosed in Section 3.6 of the Company Disclosure Schedule. The Company maintains standard systems of accounting that are adequate for its business. The Company is not a guarantor, indemnitor, surety or other obligor of any Debt of any other Person.

3.7      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except for transactions specifically contemplated in this Agreement or as set forth on Section 3.7 of the Company Disclosure Schedule, since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company have:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

                  (b) forgiven or canceled any Debt or waived any claims or rights of material value (including, without limitation, any Debt owing by any Shareholder, officer, director, employee or affiliate of the Company);

                  (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment or consulting agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

                  (d) suffered any change having, or reasonably likely to have, a Company Material Adverse Effect;

                  (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any Debt, obligations or liabilities (absolute, accrued, contingent or otherwise) individually in excess of $10,000 or in excess of $25,000 in the aggregate, except liabilities and obligations (i) that are incurred in the ordinary course of business and consistent with past practice or (ii) that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad Debt, contingency or other reserves;

                  (f) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet;

                  (g) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance, restriction or charge which remains in existence on the date hereof, except in the ordinary course of business and consistent with past practice;

                  (h) purchased or sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible) other than as contemplated by this Agreement or in the ordinary course of business;

                  (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge, except for such dispositions, lapses and disclosures which would not, both individually and in the aggregate, have a Company Material Adverse Effect;

                  (j) made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $25,000 for additions to property, plant, equipment or intangible capital assets;

                  (k) made any change in accounting methods or practices or internal control procedure;

                  (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of Company Capital Stock of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, Debt or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

                  (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of the Company's Shareholders, officers, directors, employees or consultants or any affiliate of any of the Company's Shareholders, officers, directors, employees or consultants, except compensation and expense allowances (for travel and other business-related expenses) in the ordinary course of business paid to officers, directors, employees or consultants of the Company; or

                  (n) agreed, whether in writing or otherwise, to take any action described in this Section 3.7.

3.8      TAXES

         (a) (i) All Tax Returns required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were (at the time they were filed) accurate and complete in all material respects; (ii) all Taxes (as defined below) of the Company (whether or not reflected on any Tax Return) have been fully and timely paid on or before the due date for payment thereof; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a written claim, assertion, or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (v) the Company has duly and timely withheld from employee and consultant salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (vii) to the Company's knowledge, there are no Tax rulings, requests for rulings, or closing agreements relating to the Company which could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and (viii) any adjustment of Taxes of the Company made by the IRS in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

         (b) Neither the Company nor, to the Company's knowledge, any other Person on behalf of the Company (i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company; (ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or
(iii) has agreed to or is required to make any adjustments pursuant to Section 481 (a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has notice that a governmental authority has proposed in writing any such adjustment or change in accounting method.

         (c) There is no dispute or claim concerning any Tax liability of the Company claimed or raised by any authority in writing. Section 3.8 of the Company Disclosure Schedule lists all Tax Returns filed with respect to the Company for taxable periods ended on or after the Company's inception or the inception of any predecessor that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Purchaser correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the Company's inception.

         (d) The Company will not pay or incur any obligation to make any payments in connection with or as a result of the transactions contemplated hereby and is not a party to any agreement that under certain circumstances could obligate it to make any payments in connection with or as a result of the transactions contemplated hereby that will not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign law).

         (e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (f) The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) and (ii) does not have any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

         (g) The unpaid Taxes of the Company (i) did not, as of December 31, 1999, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

         (h) The Company Disclosure Schedule sets forth the amount of any net operating loss, net capital loss, net-unrealized built-in loss (as defined under Section 382 of the Code), unused investment or other credit, unused foreign tax or excess charitable contribution allocable to the Company. There is no limitation on utilization of any such net operating loss or tax item by the Purchaser under Section 382 of the Code (or any comparable provision of state, local or foreign law).

         (i) All Options that the Company has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

         As used in this Agreement, the following terms shall have the following meanings:

         "TAXES" means all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties, and other assessments, including, but not limited to, any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax; and "Tax" means any of the foregoing Taxes.

         "TAX GROUP" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Company is now or was formerly a member.

         "TAX RETURNS" means any return, declaration, report, claim or refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

3.9      PROPERTY

         (a) The Company owns no real property other than the leasehold interests described on Section 3.9(a) of the Company Disclosure Schedule, which contains a complete and accurate list of all real property owned, leased or currently being used by the Company (the "REAL PROPERTY"). The Company has delivered to the Purchaser or its counsel true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Real Property is subject.

         (b) Section 3.9(b) of the Company Disclosure Schedule contains a complete and accurate list of each item of personal property having a net book value in excess of $5,000 which is owned, leased, rented or used by the Company, as of the date hereof (the "PERSONAL PROPERTY"); provided that such list need not describe the Technology or the IP Rights listed in Section 3.14 to the Company Disclosure Schedule. The Company has delivered to the Purchaser true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject.

         (c) The Real Property and the Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual value of less than $5,000 and the Technology and IP Rights) reflected in the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice) and all the properties and assets purchased or otherwise acquired by the Company since the date of the Company Balance Sheet (other than, in the case of the Personal Property, property rights with an individual value of less than $5,000 and the Technology and the IP Rights). The Real Property and the Personal Property include all material property used in the business of the Company, other than the Technology and IP Rights. The Company's Real Property and its Personal Property are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety and other laws and regulations.

         (d) The Company's leasehold interest in each parcel of the Real Property is free and clear of all Encumbrances, except for Encumbrances related to Taxes not yet due and payable, and Encumbrances relating to the owner of any such Real Property that do not adversely affect the Company's possession or use thereof. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the Company and, to the Company's knowledge, against each other party thereto, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has performed in all material respects all obligations imposed upon it under each lease, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a material default thereunder by the Company or, to the Company's knowledge, by any other party. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

         (e) The Personal Property is free and clear of all Encumbrances, and, other than leased Personal Property which is so noted on the list supplied pursuant to Section 3.9(b) hereof, the Company owns such Personal Property. Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the Company and, to the Company's knowledge, against each other party thereto, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has performed in all material respects all obligations imposed upon it under each such agreement, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a material default by the Company or, to the Company's knowledge, any other party thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal
Property, except in the ordinary course of business.

3.10     CONTRACTS

         Section 3.10 of the Company Disclosure Schedule contains a complete and accurate list (other than the IP Rights listed on Section 3.14 of the Company Disclosure Schedule) of all contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound providing for potential payments by or to the Company in excess of $20,000, including, without limitation, consulting agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, security agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money. All contracts set forth in
Section 3.10 of the Company Disclosure Schedule are valid, binding and enforceable in accordance with their terms against the Company and, to the Company's knowledge, each other party thereto, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and are in full force and effect. The Company has performed in all material respects all obligations imposed on it under the contracts set forth in Section 3.10 of the Company Disclosure Schedule, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a material default by the Company or, to the Company's knowledge, any other party thereunder. True and complete copies of each such written contract (or written summaries of the terms of any oral contract) have been delivered to the Purchaser by the Company. Except as set forth on Section 3.10 of the Company Disclosure Schedule, the Company has no

                  (a) contracts with directors, officers, Shareholders, employees, agents, consultants, advisors, salespeople, sales representatives or resellers that cannot be canceled by the Company within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

                  (b) employment agreement or any other agreement for services that contains severance or termination pay liabilities or obligations;

                  (c) noncompetition agreement or other arrangement that would prevent the Company from carrying on its business anywhere in the world;

                  (d) notice or reason to believe that any party to a contract listed in Section 3.10 of the Company Disclosure Schedule intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

                  (e) material dispute with any of its consultants, suppliers, customers, distributors, licensors or licensees;

                  (f) product distribution agreement, development agreement, or license agreement as licensor or licensee (except for standard licenses purchased by the Company for off-the-shelf software);

                  (g) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                  (h) instrument evidencing Debt, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements; and

                  (i) agreements or commitments to provide indemnification.

3.11     CLAIMS AND LEGAL PROCEEDINGS

         Except as set forth in Section 3.11 of the Company Disclosure Schedule, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the Company's knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party. Section 3.11 of the Company Disclosure Schedule sets forth a description of any material disputes that have been settled or resolved by litigation or arbitration since the Company's inception. To the Company's knowledge, there is no reasonable basis for the assertion against the Company of any claims, actions, suits, arbitrations, investigations or proceedings before any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person.

3.12     LABOR AND EMPLOYMENT MATTERS

         There are no labor disputes, employee or consultant grievances or disciplinary actions pending or, to the Company's knowledge, threatened against or involving the Company or, to the Company's knowledge, any of its present or former employees or consultants. To the Company's knowledge, no employee or consultant intends to terminate his or her employment or consulting relationship with the Company within the next twelve months, other than in the ordinary course if there shall be inadequate work for such employee or consultant. The Company has complied in all material respects with all provisions of applicable law relating to employment and employment practices, terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice as defined under applicable law and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other collective labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees or consultants of the Company. Except as set forth in
Section 3.12 of the Company Disclosure Schedule, each employee and officer of and consultant to the Company has executed an Employee Agreement Regarding Inventions, Confidentiality and Competitive Activities in the form attached as
Exhibit 3.12 to the Company Disclosure Schedule (a "NONDISCLOSURE AGREEMENT") and, as of the Closing, each current employee and officer of and each current consultant to the Company who has not executed a Nondisclosure Agreement as of the date hereof shall have executed and delivered to the Company such an agreement. To the Company's knowledge, each Nondisclosure Agreement is, and as of the Closing will be, a valid, binding and enforceable obligation of the employee, officer or consultant named therein. To the Company's knowledge, no employee (or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party. Section 3.12 of the Company Disclosure Schedule sets forth a true and complete list of (a) the names and current compensation amounts of all directors and officers of the Company; (b) the names of and wage rates for all nonsalaried and nonofficer salaried employees of the Company by classification, and all union contracts (if any); (c) all group insurance programs in effect for employees of the Company; and (d) the names and current compensation packages of all independent contractors and consultants of the Company. Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company is not in material default with respect to any of its obligations referred to in clauses (a) - (d) above and has no, and will not incur any, material obligation or liability for severance or back pay owed through or by virtue of the Sale. Except as disclosed in Section 3.12 of the Company Disclosure Schedule, all employees of the Company are employed on an "at will" basis.

3.13     EMPLOYEE BENEFIT PLANS

         3.13.1       EMPLOYEE BENEFIT PLAN LISTING

         Section 3.13.1 of the Company Disclosure Schedule sets forth a true, accurate and complete list and description of all retirement, pension, profit sharing, deferred compensation, savings, bonus, incentive, cafeteria, flexible benefits, medical, dental, vision, hospitalization, life insurance, group insurance, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, accident, sick pay, holiday, vacation, severance, stock purchase, stock option, stock appreciation rights, fringe benefit and other employee benefit plans, funds, policies, programs, contracts, arrangements and payroll practices (including, but not limited to, all "employee benefit plans," as defined in Section 3(3) of ERISA and all employment, consulting and personal service contracts and agreements, whether formal or informal, whether written or unwritten, and whether legally binding or not), (a) sponsored, maintained or contributed to by the Company, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (c) with respect to which the Company has (or could have) any obligation or liability (such plans, funds, policies, programs, contracts, arrangements and payroll practices are hereinafter referred to collectively as "EMPLOYEE BENEFIT PLANS" and each individually as an "EMPLOYEE BENEFIT PLAN"). The Company does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create (or contribute to) any additional Employee Benefit Plan or payroll practice or to modify or amend any existing Employee Benefit Plan. There has been no amendment, written interpretation or announcement (whether or not written) by the Company relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining the Employee Benefit Plans above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements.

         3.13.2       DOCUMENTS PROVIDED

         The Company has delivered to the Purchaser true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, the following information: (a) copies of the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (b) copies of the summary plan descriptions, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to such Employee Benefit Plan during the last three years; and (c) copies of all contracts (and any amendments thereto) relating to such Employee Benefit Plan, including, but not limited to, service provider agreements, administrative service agreements, insurance contracts, annuity contracts, investment management agreements and record-keeping agreements.

         3.13.3       COMPLIANCE

         With respect to each Employee Benefit Plan, (a) such Employee Benefit Plan is, and at all times since its inception has been, maintained, administered and operated in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, and all requirements prescribed thereby, including, but not limited to, ERISA and the Code; (b) all amendments and actions required to bring such Employee Benefit Plan into conformity with the applicable provisions of ERISA, the Code and other applicable laws and regulations have been made or taken within the time prescribed by law, except to the extent that such amendments or actions are not required by law to be made or taken until after the Closing Date; (c) the Company and, to the Company's knowledge, each fiduciary of such Employee Benefit Plan and all other Persons have, at all times, properly performed all obligations, whether arising by operation of law or by contract, required to be performed by each of them in connection with such Employee Benefit Plan; (d) all returns, reports and other disclosures relating to such Employee Benefit Plan required to be filed with any governmental entity or agency or furnished to any participant or beneficiary have been properly completed or prepared and timely filed or furnished in accordance with applicable law; (e) neither the Company nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; and (f) no event has occurred or, to the Company's knowledge, is threatened or about to occur that constitutes or could constitute a nonexempt prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code. Each Employee Benefit Plan that constitutes a "group health plan," as defined in Section 607(1) or 733(a)(1) of ERISA or Section 4980B(g)(2) of the Code, has been maintained, administered and operated at all times since its inception in compliance in all material respects with the requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA, Section 4980B(f) of the Code, any regulations under such ERISA and Code sections and any other applicable federal, state, local or foreign law regarding the provision or continuation of health insurance coverage or other welfare benefits (within the meaning of Section
3(1) of ERISA). No event or omission has occurred, or is reasonably expected by the Company to occur (including, but not limited to, any of the transactions contemplated in or by this Agreement), with respect to any Employee Benefit Plan that has or could subject, directly or indirectly, the Company or any other Person to a tax under Chapter 43 of Subtitle D of the Code or a penalty under Part 5 of Subtitle B of Title I of ERISA.

         3.13.4       CONTRIBUTIONS AND PREMIUM PAYMENTS

         All contributions, premiums and other payments due or required to be made to each Employee Benefit Plan under the terms of such Employee Benefit Plan, ERISA, the Code or other applicable law have been timely paid, or, if not yet due, have been properly recorded on the books of the Company.

         3.13.5       RELATED EMPLOYERS

         The Company is not, and has never been, a member of (a) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (b) a group of trades or businesses under common control, within the meaning of
Section 414(c) of the Code, (c) an affiliated service group, within the meaning of Section 414(m) of the Code, or (d) any other group of Persons treated as a single employer under Section 414(o) of the Code.

         3.13.6       MULTIEMPLOYER AND TITLE IV PLANS

         The Company does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, any multiple employer plan within the meaning of
Section 4063 or 4064 of ERISA or Section 413(c) of the Code, or any employee benefit plan, fund, program, contract or arrangement that is covered by or subject to Section 408 or 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or any employee benefit plan, fund, program or arrangement that is intended to be qualified under Section 401(a) of the Code.

         3.13.7       POST-TERMINATION WELFARE BENEFITS

         Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) health, severance or any other welfare benefits (within the meaning of Section 3(1) of ERISA) with respect to any current or former officer, employee, agent, director or independent contractor of the Company or any other entity beyond such individual's retirement or other termination of service, other than continuation coverage mandated by Sections 601 through 608 of ERISA or Section 4980B(f) of the Code.

         3.13.8       SUITS, CLAIMS AND INVESTIGATIONS

         There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Company's knowledge, threatened with respect to (or against the assets of) any Employee Benefit Plan. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the Department of Labor (the "DOL") or any other governmental entity or agency, and, to the Company's knowledge, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

         3.13.9       PAYMENTS RESULTING FROM TRANSACTIONS

         Neither the execution and delivery of this Agreement or any of the Ancillary Documents nor the consummation of the transactions contemplated in (or by) this Agreement or any of the Ancillary Documents will (a) entitle any current or former officer, employee, agent, director or independent contractor of the Company to severance pay, unemployment compensation or any other payment from the Company or any other Person, or otherwise increase the amount of compensation due to any such individual, or (b) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, whether or not some other subsequent action or event would be required to trigger any of the items specified in (a) or (b) above.

3.14     INTELLECTUAL PROPERTY

         3.14.1       GENERAL

         The Company owns or is licensed and has all rights in and to the following as required to conduct its business as now conducted, except where the failure to own or have such rights would not have a Company Material Adverse
Effect: (a) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, "look and feel," software, development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are now, during the two years prior to the date of this Agreement have been or are currently proposed in written materials furnished by the Company to the Purchaser to be developed, produced, used, marketed or sold by the Company (collectively, the "TECHNOLOGY-RELATED ASSETS"); and (b) all intellectual property and other proprietary rights in the Technology-Related Assets, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights, and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

         3.14.2       COMPANY TECHNOLOGY

         Section 3.14.2 of the Company Disclosure Schedule sets forth a list of all products and tools developed, produced, used, marketed or sold by the Company during the two years prior to the date of this Agreement (collectively, the "PRODUCTS"). Except for the Third Party Technologies, the Company owns all right, title and interest in and to the following (collectively, the "TECHNOLOGY"), free and clear of all Encumbrances: (a) the Products developed, produced, used, marketed or sold by the Company, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel" related thereto; (b) any and all updates, enhancements, corrections, modifications, improvements and new releases developed, produced, used, marketed or sold by the Company related to the items set forth in clause
(a) above; (c) any and all technology and work in progress related to the items set forth in clauses (a) and (b) above developed, produced, used, marketed or sold by the Company; and (d) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information related to the items set forth in clauses (a), (b) and (c) above developed, produced, used, marketed or sold by the Company. The Technology, excluding the Third Party Technologies, is sometimes referred to herein as the "COMPANY TECHNOLOGY."

         3.14.3       THIRD PARTY TECHNOLOGY

         Section 3.14.3 of the Company Disclosure Schedule sets forth a list that is complete in all material respects of all Technology used in the Company's business for which the Company does not own all right, title and interest (collectively, the "THIRD PARTY TECHNOLOGIES"), and all license agreements or other contracts pursuant to which the Company has the right to use (in the manner used by the Company, or intended or necessary for use with the Company Technology) the Third Party Technologies other than license agreements included in shrink-wrapped software packages for software which is readily and generally commercially available to the Purchaser (the "THIRD PARTY LICENSES"), indicating, with respect to each of the Third Party Technologies listed therein, the owner thereof and the Third Party License applicable thereto. The Company has the lawful right to use under the terms of the applicable Third Party License (free of any material restriction not expressly set forth in the Third Party Licenses) (a) all Third Party Technology that is incorporated in or used in the development or production of the Company Technology, and (b) all other Third Party Technology necessary for the conduct of the Company's business as now conducted and as proposed to be conducted in any written materials furnished by the Company to the Purchaser. All Third Party Licenses are valid, binding on the Company and in full force and effect, the Company and, to the Company's knowledge, each other party thereto have performed in all material respects their obligations thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor to the Company's knowledge has there occurred any event or circumstance which with notice or lapse of time or both would constitute a material default or event of default on the part of the Company or, to the Company's knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License. The Company has not received notice that any party to any Third Party License intends to cancel, terminate or refuse to renew (if renewable) such Third Party License or to exercise or decline to exercise any option or right thereunder.

         3.14.4       TRADEMARKS

         Section 3.14.4 of the Company Disclosure Schedule sets forth a list of all trademarks, trade names, brand names, service marks, logos or other identifiers for the Products or otherwise used in a material way by the Company in its business (the "MARKS"). The Company has full legal and beneficial ownership, free and clear of any Encumbrances, of all rights conferred by use of the Marks in connection with the Products or otherwise in the Company's business and, as to those Marks that have been registered in the United States Patent and Trademark Office, by federal registration of the Marks.

         3.14.5       INTELLECTUAL PROPERTY RIGHTS

         Section 3.14.5 of the Company Disclosure Schedule sets forth all patents, patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) (collectively, the "IP REGISTRATIONS") associated with the Company Technology and the Marks. The Company owns all right, title and interest, free and clear of any Encumbrances, in and to the IP Registrations, together with any other rights in or to any copyrights (registered or unregistered), rights in the Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology and the Marks (collectively, the "IP RIGHTS").

         3.14.6       MAINTENANCE OF RIGHTS

         Except as set forth in Section 3.14.6 of the Company Disclosure Schedule, the Company has not conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the IP Rights, in a manner that would result in the abandonment, cancellation or unenforceability of any item of the IP Rights or the IP Registrations, and the Company has not taken (or, to its knowledge, failed to take) any action that would result in the forfeiture or relinquishment of any IP Rights or IP Registrations, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would have a Company Material Adverse Effect. Except as set forth in Section 3.14.6 of the Company Disclosure Schedule, the Company has not granted to any third party any rights or permissions to use any of the Technology or the IP Rights. To the Company's knowledge, except pursuant to reasonably prudent safeguards, (a) no third party has received any confidential information relating to the Technology or the IP Rights, and (b) the Company is not under any contractual or other obligation to disclose to any third party any Company Technology.

         3.14.7       THIRD PARTY INFRINGEMENT

         Except as set forth on Section 3.14.7 of the Company Disclosure Schedule, (a) the Company has not received any written or transmitted notice or claim or, to the Company's knowledge, any oral claim challenging the Company's ownership or rights in the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the IP Rights are legally valid and enforceable (except as to the effect, if any, of (1) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (2) rules of law governing specific performance, injunctive relief and other equitable remedies), without any material qualification, limitation or restriction on their use which would have a Company Material Adverse Effect, and the Company has not received any written or transmitted notice or claim or, to the Company's knowledge, any oral claim challenging the validity or enforceability of any of the IP Rights; and
(c) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the IP Rights or otherwise making any unauthorized use of the Company Technology.

         3.14.8       INFRINGEMENT BY THE COMPANY

         Except as set forth in Section 3.14.8 of the Company Disclosure Schedule, to the Company's knowledge, (a) the use of any of the Company Technology in the Company's business does not and will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; (b) the use of any of the Marks and other IP Rights in the Company's business will not infringe, violate or interfere with or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto; and (c) the Company has not received any written, transmitted, or oral notice or claim regarding any infringement, misappropriation, misuse, abuse or other interference with any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party) by the Company, the Technology or the Marks or other IP Rights or claiming that any other entity has any claim of infringement with respect thereto.

         3.14.9       CONFIDENTIALITY

         Except as set forth in Section 3.14.9 of the Company Disclosure Schedule, (a) the Company has not disclosed any source code regarding the Technology to any person or entity other than an employee of or consultant to the Company and under a written nondisclosure agreement; (b) the Company has at all times maintained and enforced commercially reasonable procedures to protect all confidential information relating to the Technology; (c) neither the Company nor any escrow agent under any existing escrow agreement to which the Company is a party is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Technology; and (d) the Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements. If, as disclosed in
Section 3.14.9 of the Company Disclosure Schedule, the Company has deposited any source code to the Technology into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

         3.14.10      WARRANTY AGAINST DEFECTS

         Except as set forth in Section 3.14.10 of the Company Disclosure Schedule, the Technology is free from known material defects and substantially conforms to the applicable specifications and documentation for such Technology.

         3.14.11      DOMAIN NAMES

         Section 3.14.11 of the Company Disclosure Schedule sets forth a list of all Internet domain names used by the Company in its business (collectively, the "DOMAIN NAMES"). The Company has a valid registration and all material rights (free of any material restriction) in and to the Domain Names.

         3.14.12      INDEMNIFICATION

         The Company has not entered into any agreement or offered to indemnify any Person against any charge of infringement by the Technology or IP Rights, or any other intellectual property or right. The Company has not entered into any agreement granting any Person the right to bring any infringement action with respect to, or otherwise to enforce, any of the Technology or IP Rights.

         3.14.13      RESTRICTIONS ON INTELLECTUAL PROPERTY

         To the knowledge of the Company, none of the Company's officers, employees, consultants, agents or representatives, during his or her term of employment or engagement with the Company, has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, in connection with Company Technology, with any Person other than the Company.

3.15     WARRANTIES AND MAINTENANCE

         (a) Section 3.15(a) of the Company Disclosure Schedule sets forth a list of all contracts, agreements or arrangements in which the Company warrants or guarantees the performance or operation of software, computer systems or programs, hardware, processes, algorithms or Technology-Related Assets. Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, the Company's warranties with respect to the services it performs for third parties are limited to using industry standards, and the remedies for a breach of such warranties are limited to the fees collected by the Company from such third parties. Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, all of the Company's contracts and agreements with its customers provide that the Company shall not be liable for consequential damages.

         (b) Other than as disclosed in Section 3.15(b) of the Company Disclosure Schedule, the Company has not, during the past three years, had any claims, actions, suits, disputes, arbitrations, proceedings or payments involving or relating to the breach of any representations or warranties (express or implied) made by the Company, other than in the ordinary course of business, which individually or in the aggregate would not have a Company Material Adverse Effect.

         (c) Section 3.15(c) of the Company Disclosure Schedule sets forth a list of all contracts, agreements or arrangements in which the Company is obligated to support or maintain for a third party any software, computer systems or programs, hardware, processes, algorithms or other Technology-Related Assets after the completion of a project for such third party.

3.16     CORPORATE BOOKS AND RECORDS

         The Company has furnished to the Purchaser or its representatives for its examination true and complete copies of (a) the Company Articles and the Company's Bylaws of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company, and (c) the stock transfer books of the Company. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

3.17     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         Except as identified in Sections 3.1 and 3.5 of the Company Disclosure Schedule, the Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain of which would have a Company Material Adverse Effect. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

3.18     COMPLIANCE WITH LAWS

         Except as described in Section 3.18 of the Company Disclosure Schedule, the Company is in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees and consultants or to the Real Property and the Personal Property, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters, except where the failure of the Company to so comply would not have a Company

Material Adverse Effect. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

3.19     INSURANCE

         Section 3.19 of the Company Disclosure Schedule sets forth a true and correct list of all insurance policies maintained by the Company. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance in all material respects with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

3.20     BROKERS OR FINDERS

         Except as disclosed in Section 3.20 of the Company Disclosure Schedule, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Sale, this Agreement or any transaction contemplated hereby.

3.21     ABSENCE OF QUESTIONABLE PAYMENTS

         Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has reasonable financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor, to the Company's knowledge, any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all material respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

3.22     BANK ACCOUNTS

         Section 3.22 of the Company Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

3.23     INSIDER INTERESTS

         Except as set forth in Section 3.23 of the Company Disclosure Schedule, no Shareholder, employee, consultant, officer or director of the Company has any interest (other than as a Shareholder of the Company) (a) in any Real Property, Personal Property, Technology or IP Rights used in or pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth in Section 3.23 of the Company Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Shareholders, affiliates or any affiliate thereof. Except as set forth in Section 3.23 of the Company Disclosure Schedule, the Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, Shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or currently anticipated future conduct of the Company's business.

3.24     COMPLIANCE WITH ENVIRONMENTAL LAWS

         Neither the Company nor, to the Company's knowledge, any other Person (including, without limitation, any previous owner, lessee or sublessee) has treated, stored or disposed of any material amounts of petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on the Real Property, or any real property previously owned, leased, subleased or used by the Company in the operation of its business, in violation of any applicable foreign, federal, state or local statutes, regulations or ordinances, or common law, in each case as in existence at or prior to the Closing. To the Company's knowledge, there have been no releases of any material amounts of Hazardous Substances on, at or from any assets or properties, including, without limitation, the Real Property, owned, leased, subleased or used by the Company in the operation of its business during the time such assets or properties were owned, leased, subleased or used by the Company (or, to the Company's knowledge, prior to such time), including, without limitation, any releases of any material amounts of Hazardous Substances in violation of any law.

3.25     ACCOUNTS RECEIVABLE

         Except as set forth in Section 3.25 of the Company Disclosure Schedule, all accounts receivable of the Company reflected on the Financial Statements represent bona fide transactions made in the ordinary course of business of the Company and, in the aggregate, to the Company's knowledge, are collectible in the ordinary course of business consistent with past practices of the Company, subject to applicable reserves and to credits in accordance with the Company's policies. Section 3.25 of the Company Disclosure Schedule contains a complete and accurate aging report of such accounts receivable as of the date hereof.

3.26     INFORMATION TO SHAREHOLDERS

         Any information supplied by the Company to the Shareholders to consider in connection with the Sale, other than information supplied to Company by Purchaser for such purpose, shall not, on the date any such information is sent to the Shareholders and on the Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Sale.

3.27     FULL DISCLOSURE

         No information furnished by the Company to the Purchaser or its representatives in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Company Disclosure Schedule and the other Exhibits hereto) or the Ancillary Documents contains any untrue statement of a material fact, and all such information, taken as a whole, does not omit to state a material fact necessary in order to make the statements so made or information so delivered, taken as a whole, not misleading, except that no representation is made as to the omission of any fact or circumstance which affects the industry in general or the economy of the United States or foreign countries in which the Company conducts business, in general, and which is not, in any such case, peculiar to the Company.

3.28     HART-SCOTT-RODINO

         The Company is not a $100 million person as defined under the HSR Act. The Company has no ultimate parent entity that is a $100 million person as defined under the HSR Act.

3.29     DISCLAIMER REGARDING PROJECTIONS

         In connection with the Purchaser's investigation of the Company, certain projections and certain business plan information for succeeding fiscal years have been made available to the Purchaser. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans, and that the Company makes no representations and warranties with respect to such projections, forecasts or plans, except that such projections, forecasts and plans were prepared in good faith based upon assumptions that the Company believed to be reasonable when made.

        ARTICLE IIIA - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Except as is otherwise set forth with appropriate Section references in the Shareholder Disclosure Schedule attached hereto as SCHEDULE 3A (the "SHAREHOLDER DISCLOSURE SCHEDULE"), and in order to induce the Purchaser to enter into and perform this Agreement and the Ancillary Documents to be entered into as of the Closing among the Purchaser and the Shareholders, each Shareholder, individually and not jointly, represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing as follows in this Article IIIA:

3A.1     ACCREDITATION

         Such Shareholder is (a) either alone or with the assistance of a professional advisor, a sophisticated investor, able to fend for himself, herself or itself in the transactions contemplated by this Agreement and the Ancillary Documents to which such Shareholder is a party and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the prospective investment in the Purchaser Common Stock, and (b) an "accredited investor" as defined in Regulation D of the Securities Act. Section 3A.1 of the Shareholder Disclosure Schedule lists all Shareholders who are accredited investors.

3A.2     OWNERSHIP

         Such Shareholder owns beneficially and of record the Company Capital Stock set forth in Section 3.3(b) of the Company Disclosure Schedule, free and clear of any Encumbrance.

3A.3     ENFORCEABILITY; NO CONFLICTS

         (a) Such Shareholder has full power or capacity (as the case may be) and authority to execute this Agreement and the Ancillary Documents to which such Shareholder is a party, to make the representations, warranties and covenants herein and therein contained and to perform such Shareholder's obligations hereunder and thereunder.

         (b) This Agreement has been, and each of the Ancillary Documents to which such Shareholder is a party at the Closing will have been, duly executed and delivered by such Shareholder, and this Agreement is, and, when executed and delivered by such Shareholder, each of the Ancillary Documents to which such Shareholder is a party at the Closing will be, the legal, valid and binding obligations of such Shareholder, enforceable in accordance with their terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

         (c) The execution, delivery and performance by such Shareholder of this Agreement and the Ancillary Documents to which he, she or it is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not (i) constitute a violation (with or without the giving of notice or lapse of time or both) of any provision of any law applicable to the such Shareholder; (ii) require any consent, approval or authorization of, or notice to, any Person that has not been obtained or made; (iii) result in a default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which such Shareholder is a party or by which he, she or it is bound; or (iv) result in the creation or imposition of any Encumbrance on any of such Shareholder's shares of Company Capital Stock.

3A.4     CLAIMS AGAINST THE COMPANY

         Such Shareholder does not have any claims against the Company other than any rights or claims arising with respect to such Shareholder's ownership of Company Capital Stock.

3A.5     BROKERS OR AGENTS

         Except as set forth in Section 3A.5 of the Shareholder Disclosure Schedule, such Shareholder has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the Purchaser against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed by such Shareholder.

3A.6     HART-SCOTT-RODINO

         Except as set forth in Section 3A.6 of the Shareholder Disclosure Schedule, each Shareholder is not subject to, or is exempt from, the jurisdictional elements of the HSR Act.

3A.7     INVESTMENT FOR OWN ACCOUNT

         The Purchaser Common Stock is being acquired by such Shareholder for investment for his, her or its respective account, not as a nominee or agent; such Shareholder has no present intention of selling, granting any participation in or otherwise distributing any of the Purchaser Common Stock in a manner contrary to the Securities Act or to any applicable state securities or Blue Sky law, nor does such Shareholder have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the Purchaser Common Stock. Notwithstanding the foregoing, Summit and IT Capital Partners, LLC may distribute Purchaser Common Stock to its partners, provided that any such distribution is not done in a manner contrary to the Securities Act, the Exchange Act, or to any applicable state securities or Blue Sky law

3A.8     RESIDENCY

         For purposes of the application of state securities laws, such Shareholder is a resident of the state as set forth in Section 3A.8 of the Shareholder Disclosure Schedule.

3A.9     LITIGATION

         There is no litigation, claim, proceeding or governmental investigation pending or threatened against the Shareholder which seeks to delay or prevent the consummation of, or which would be reasonably likely to adversely affect the Shareholder's ability to consummate, the Sale contemplated by this Agreement or the Ancillary Documents.

3A.10    SEC DOCUMENTS; ACCESS TO INFORMATION

         Such Shareholder has received and read the SEC Documents and fully understands the risks of investing in the Purchaser Common Stock, including, without limitation, those risks identified in the SEC Documents under the heading "Risk Factors." Such Shareholder believes it has been given access to all information requested by it regarding the Purchaser, including, in particular, the current financial condition of the Purchaser and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about the Purchaser; particularly, such Shareholder has been given reasonable opportunity to ask questions of, and receive answers from, the Purchaser concerning the terms and conditions of the Purchaser Common Stock to be issued pursuant to this Agreement.

3A.11    INDEMNITY

         Such Shareholder makes the representations and warranties contained in this Article IIIA in such Shareholder's capacity as a Shareholder only, and any rights of contribution or indemnity contained in the Company's Articles or Bylaws pertaining to such Shareholder when acting in a capacity other than as a Shareholder shall not apply to the representations and warranties contained in this Article IIIA.

3A.12    RESTRICTED SECURITIES

         Such Shareholder realizes that the shares of Purchaser Common Stock issued pursuant to this Agreement have not been registered under the Act, are characterized under the Act as "restricted securities" and, therefore, cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available. In this connection, such Shareholder represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         In order to induce the Company and Shareholders to enter into and perform this Agreement and the Ancillary Documents, the Purchaser represents and warrants to the Company and Shareholders as follows in this Article IV:

4.1      ORGANIZATION

         The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. The Purchaser has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the Ancillary Documents to which the Purchaser is a party, and to consummate the transactions contemplated hereby and thereby. The Purchaser is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by the Purchaser or the nature of the business conducted by the Purchaser makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Purchaser Material Adverse Effect. The Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

4.2      ENFORCEABILITY

         The Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Documents to which it is a party and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement. All corporate action on the part of the Purchaser and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the other applicable Ancillary Documents to which the Purchaser is a party, the consummation of the Sale and the performance of all of its obligations under this Agreement and the other applicable Ancillary Documents to which the Purchaser is a party has been taken or will be taken prior to the Closing Date. This Agreement has been, and each of the Ancillary Documents to which the Purchaser is a party will have been at the Closing, duly executed and delivered by the Purchaser, and this Agreement is, and, when executed and delivered by the Purchaser, each of the Ancillary Documents to which the Purchaser is a party will be at the Closing, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities.

4.3      SECURITIES

         The Purchaser Common Stock to be issued pursuant to this Agreement including, without limitation, the Closing Date Shares, the Post-Closing Shares, the Preferred Stock Redemption Consideration, and the Performance Shares, has been, or will be prior to the Closing Date, duly reserved and authorized for issuance, and such Purchaser Common Stock, when issued and delivered to the Shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties contained in Article IIIA, issued in compliance with applicable federal and state securities laws.

4.4      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

         The execution, delivery and performance of this Agreement and the Ancillary Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Purchaser, except for such violations which would not, both individually and in the aggregate, have a Purchaser Material Adverse Effect; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except (i) compliance with applicable securities laws, and (ii) such consents, approvals, authorizations, declarations, filings and registrations the failure of which to obtain or effect would not, both individually and in the aggregate, have a Purchaser Material Adverse Effect; (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Purchaser is a party or by which it is bound or to which any assets of the Purchaser are subject, except for such defaults, accelerations, terminations or creations of such rights which would not, both individually and in the aggregate, have a Purchaser Material Adverse Effect; or (d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Purchaser.

4.5      CAPITALIZATION

         As of November 20, 2000, the authorized capital stock of the Purchaser consists of 150,000,000 shares of the Purchaser Common Stock, of which 32,198,730 shares were issued and outstanding and 6,905,615 of which were reserved for future issuance to employees pursuant to Corillian's stock option plan, 250,000 of which were reserved for issuance under a warrant, 242,547 of which were reserved for issuance under the Purchaser's Employee Stock Purchase Plan, and 40,000,000 shares of preferred stock, no par value per share, none of which is issued or outstanding. Such issued and outstanding shares of the Purchaser Common Stock are validly issued, fully paid and nonassessable.

4.6      SEC DOCUMENTS

         The Purchaser has furnished the Shareholders with true and complete copies of its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000, any Reports on Form 8-K filed by Purchaser, and its Registration Statement on Form S-1 declared effective on April 11, 2000, as amended (collectively, the "SEC DOCUMENTS"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. Since April 12, 2000, there have been no filings with the SEC by the Purchaser except those described in this Section 4.6.

4.7      ABSENCE OF CERTAIN CHANGES

         Since the date of the financial statements included in the SEC Documents, there has not been any change which by itself or in conjunction with all other such changes, has had or could reasonably be expected to have a Purchaser Material Adverse Effect, except as disclosed in the SEC Documents.

4.8      FULL DISCLOSURE

         No information furnished by the Purchaser to the Company, the Shareholders or their respective representatives in connection with this Agreement or the Ancillary Documents (including, without limitation, the information contained in the SEC Documents) contains any untrue statement of a material fact, taken as a whole, or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading. The information furnished by the Purchaser does not include any reports or analyses prepared by third parties (e.g. analysts), regardless of whether or not the Purchaser provided such reports and analyses to the Shareholders, the Company or their respective representatives at their request.

4.9      SHAREHOLDERS CONSENT

         No consent or approval of the Shareholders of the Purchaser is required or necessary for the Purchaser to enter into this Agreement or the Ancillary Documents to which it is a party or to consummate the transactions contemplated hereby and thereby.

4.10     BROKERS OR FINDERS

         Except for the fees due to Donaldson, Lufkin & Jenrette from the Purchaser, the Purchaser has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Sale, this Agreement, or any transaction contemplated hereby and agrees to indemnify the Shareholders against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed by the Purchaser.

4.11     LITIGATION

         There is no material litigation, claim, proceeding or governmental investigation pending or threatened against the Purchaser, other than as disclosed in the SEC Documents, and there is no litigation, claim, proceeding, or governmental investigation pending or threatened against Purchaser that seeks to delay or prevent the consummation of, or which would be reasonably likely to adversely affect the Purchaser's ability to consummate, the Sale.

4.12     COMPLIANCE WITH LAWS

         The Purchaser is in material compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees and consultants or to its properties, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters, except as disclosed in the SEC Documents, and except where the failure of the Purchaser to so comply would not have a Purchaser Material Adverse Effect. The Purchaser has not received any notification of any asserted present or past unremedied failure by the Purchaser to comply with any of such laws, rules, regulations, ordinances, decrees or orders, other than as disclosed in the SEC Documents.

4.13     HART SCOTT RODINO

         The Purchaser is not a $100 million person as defined under the HSR Act. The Purchaser has no ultimate parent entity that is a $100 million person as defined under the HSR Act.

        ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Purchaser:

5.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company and the Shareholders contained herein and in the Ancillary Documents shall have been true and correct when made and, except (a) for changes contemplated by this Agreement and the Ancillary Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date as though made on that date.

5.2      PERFORMANCE OF AGREEMENTS

         The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any Ancillary Agreement to be performed and complied with by it at or prior to the Closing.

5.3      APPROVALS AND CONSENTS

         All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby and by the Ancillary Documents, or for the continued operation of the Company as now operated, shall have been obtained, and all waiting periods specified by law shall have passed. All consents, approvals and notices set forth on SCHEDULE 5.6 shall have been obtained or delivered.

5.4      SECRETARY'S CERTIFICATE

         The Purchaser shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to the Purchaser, as to the authenticity and effectiveness of the actions of the Board of Directors and Shareholders of the Company authorizing the Sale and the transactions contemplated by this Agreement and the Ancillary Documents. Copies of the Company's Articles, certified by the California Secretary of State, and Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

5.5      NONFOREIGN AFFIDAVIT

         The Purchaser shall have received from the Company, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit, substantially in the form of EXHIBIT 5.5.

5.6      COMPLIANCE WITH LAWS

         The consummation of the transactions contemplated by this Agreement and the Ancillary Documents shall be legally permitted by all laws and regulations to which the Purchaser or the Company is subject.

5.7      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement or any Ancillary Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any Ancillary Document.

5.8      TERMINATION OF CERTAIN AGREEMENTS

         Any and all rights of refusal, co-sale rights and registration rights, if any, for the benefit of the holders of Company Capital Stock or Stock Purchase Rights of the Company shall have been terminated or shall terminate upon consummation of the Sale.

5.9      EXERCISE OF STOCK PURCHASE RIGHTS; CONVERSION OF CONVERTIBLE SECURITIES

         Any and all Stock Purchase Rights and any and all securities and notes convertible at any time into Company Capital Stock, vested and unvested, and regardless of restrictions on exercise or conversion, shall have been exercised or converted (or, with respect to the Preferred Stock, deemed to be converted pursuant to Section 2.4.1) for shares of Company Capital Stock prior to the Closing Date, except for Options assumed by the Purchaser pursuant to Section 2.4.2(c) and rights to options held by certain Company employees.

5.10     STOCK POWERS

         All holders of the Company Capital Stock shall have executed Stock Powers assigning to the Purchaser all shares of Company Capital Stock held by such holders.

5.11     NONDISCLOSURE AGREEMENTS

         The Company shall have delivered to the Purchaser true and correct copies of all Nondisclosure Agreements entered into by employees or officers of or consultants to the Company after the date hereof, and no such Nondisclosure Agreement shall contain any exceptions to the terms thereof, including, without limitation, to the exclusive ownership by the Company of all Company-related inventions and intellectual property developments.

5.12     ESCROW AGREEMENT

         The Escrow Agreement shall have been executed and delivered by the Shareholder Representative, on behalf of the Shareholders, and by the Escrow Agent.

5.13     NONCOMPETITION AGREEMENT

         David Hatcher shall have executed the Noncompetition Agreement.

5.14     TERMINATION OF EMPLOYMENT AGREEMENTS

         All employment agreements of the Company with the Management Shareholders shall have been terminated by the Company without any obligations or liabilities of the Company after the Closing Date arising from such agreements, except for accrued vacation, salary, and other accrued benefits of Company employees, which shall be included as current liabilities in the calculation of Estimated Working Capital and Working Capital, and which liabilities will be assumed by the Purchaser.

5.15     TERMINATION OF MANAGEMENT AGREEMENT

         The management agreement between the Company and IT Capital Partners, LLC, dated June 3, 1998, shall have been mutually terminated by the parties thereto as of the Closing Date, and the management fee accrued up to the Closing Date under such management agreement shall have been either paid or accrued by the Company as a current liability.

ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to perform and observe the respective covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company and the Shareholder Representative, on behalf of the Shareholders.

6.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Purchaser contained herein and in the Ancillary Documents shall have been true and correct when made and, except for (a) changes contemplated by this Agreement and the Ancillary Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date as though made on that date.

6.2      PERFORMANCE OF AGREEMENTS

         The Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any Ancillary Document to be performed and complied with by it at or prior to the Closing.

6.3      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement or any Ancillary Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any Ancillary Document.

6.4      APPROVALS AND CONSENTS

         All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby and by the Ancillary Documents or for the continued operation of the Company as now operated, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

6.5      COMPLIANCE WITH LAWS

         The consummation of the transactions contemplated by this Agreement and the Ancillary Documents shall be legally permitted by all laws and regulations to which the Purchaser or the Company is subject.

6.6      SECRETARY'S CERTIFICATES

         The Company shall have received a certificate of the Secretary of the Purchaser, in form and substance satisfactory to the Company, as to the authenticity and effectiveness of the actions of the Board of Directors of the Purchaser authorizing the Sale and the transactions contemplated by this Agreement and the Ancillary Documents. Copies of the Purchaser's Articles of Incorporation, certified by the Oregon Secretary of State, and Bylaws, certified by the Secretary of the Purchaser, shall be attached to such certificate.

6.7      BLUE SKY LAWS

         The Purchaser shall have received all state securities or blue sky permits and other authorizations necessary to issue the Closing Date Shares pursuant to the Sale.

6.8      ESCROW AGREEMENT

         The Escrow Agreement shall have been executed and delivered by the Purchaser and the Escrow Agent.

6.9      SEVERANCE AGREEMENTS; EMPLOYMENT AGREEMENT

         The Purchaser shall have executed the Severance Agreements with Ashok Sharma, Melvin Gevisser, William Shrimpton, Gene Bates and Graham Rose. The Purchaser shall have executed the Employment Agreement with David Hatcher.

                             ARTICLE VII - COVENANTS

         Between the date of this Agreement and the Closing Date, or such later period as set forth in Sections 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11,7.12, and
7.13, the parties covenant and agree as set forth in this Article VII.

7.1      CONDUCT OF BUSINESS BY THE COMPANY PENDING THE SALE

         Unless the Purchaser shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Purchaser:

                  (a) amend or otherwise change the Company's Articles or Bylaws;

                  (b) except for the issuance of shares of Company Capital
Stock upon the exercise or conversion of currently outstanding Stock Purchase Rights or the issuance of shares of Company Common Stock upon the exercise of Options assumed pursuant to Section 2.4.2(c), issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any assets of the Company, except in the ordinary course of business and in a manner consistent with past practice, (ii) any shares of capital stock of any class of the Company, or (iii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any Debt or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, any obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice;
(iv) authorize any single capital expenditure which is in excess of $10,000 or capital expenditures which are, in the aggregate, in excess of $25,000 for the Company taken as a whole; (v) enter into any agreement in which the obligation of the Company exceeds $10,000 or which shall not terminate or be subject to termination for convenience within 30 days following execution; (vi) license any Technology or IP Rights; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

                  (f) enter into or amend any employment, consulting or agency agreement, or increase the compensation payable or to become payable to any of its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, employee or consultant of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, Employee Benefit Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, employee or consultant;

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (h) make any Tax election or settle or compromise any Tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

                  (j) take any action that would or is reasonably likely to result in any of the representations or warranties of the Company set forth in this Agreement being untrue in any material respect, or in any covenant of the Company set forth in this

Agreement being breached, or in any of the conditions to the Sale specified in Article V hereof not being satisfied; or

                  (k) agree to do any of the foregoing.

7.2      ACCESS TO INFORMATION; CONFIDENTIALITY

         Subject to the terms of the Confidentiality Agreement between the Purchaser and the Company (the "CONFIDENTIALITY AGREEMENT"), from the date hereof to the Closing Date, the Company shall, and shall cause the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of the Purchaser access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish the Purchaser with all financial, operating and other data and information as the Purchaser, through its officers, employees or agents, may reasonably request. Until the Closing Date, the Purchaser shall not visit the Company's facilities or contact the Company's customers, software vendor partners or employees (other than the Company's senior management, as identified by David Hatcher) unless and until the Purchaser receives the specific written approval of David Hatcher. From the date hereof until the Closing Date, the Company shall provide the Purchaser with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. No investigation pursuant to this Section 7.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Confidentiality Agreement.

7.3      NO ALTERNATIVE TRANSACTIONS

         Unless this Agreement shall have been terminated in accordance with its terms, the Company and the Shareholders shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company and the Shareholders shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company and the Shareholders agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement (e.g. agreement not to invest in or seek change of control of the Company) to which the Company is a party.

7.4      NOTIFICATION OF CERTAIN MATTERS

         Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the rights or remedies available to the parties hereunder.

7.5      FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its commercially reasonable efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and of other Persons as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Sale. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or the Ancillary Documents, each party to this Agreement shall use commercially reasonable efforts to promptly take all such action. After the Closing, each party hereto, at the request of the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any Ancillary Document, to vest in the Purchaser full title to all properties, assets and rights of the Company, and to effect the issuance of the Purchaser Common Stock to the Shareholders pursuant to the terms and conditions hereof.

7.6      THE PURCHASER COMMON STOCK

         The Purchaser agrees to list on the Nasdaq National Market, on or prior to the Closing Date, the Closing Date Shares, the Post-Closing Shares, the Performance Shares, and the shares constituting the Preferred Stock Redemption Consideration.

7.7      PUBLICITY

         No party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld (and the Purchaser, the Company and the Shareholder Representative, on behalf of the Shareholders, shall cooperate as to the timing and content of any such press release, announcement or communication), except as such release, announcement or communication may be required by governmental authorities, regulations, a court of competent jurisdiction or applicable law (including, without limitation, securities laws affecting the Purchaser's public disclosure obligations), in which case the party releasing the information shall use its best efforts to provide the information contained therein to the Purchaser, the Company and the Shareholder Representative in advance of its disclosure.

7.8      OPTION GRANTS

         Promptly following the Closing Date, the Purchaser will act to grant stock options to certain employees and consultants of the Company (including the Key Employees) at an exercise price per share equal to the Purchaser Common Stock fair market value as determined under the Purchaser 2000 Stock Incentive Plan (the "PURCHASER 2000 PLAN") at the first date the plan administrator of the Purchaser 2000 Plan acts following the Closing Date. Unless otherwise agreed by the Purchaser and the Company in writing, all such stock options granted by the Purchaser shall vest in accordance with the standard vesting schedule under the Purchaser 2000 Plan. In addition, following the Closing Date, the Purchaser will grant options for 1,000 shares of Purchaser Common Stock, with an exercise price equal to the fair market value of such stock on the date of such grant, and having such other terms as are set forth in the Purchaser 2000 Plan, and subject to such grantee being employed by the Company at the time of such grant, to each of the Company's employees listed on Section 3.3(c) of the Company Disclosure Schedule as having a post-closing right to receive Company options for 1,000 shares of Company Common Stock, in each case subject to such employee having executed a letter in form satisfactory to the Purchaser accepting the

Purchaser's agreement to issue such options in replacement of such employee's right to receive Company options.

7.9      INDEMNIFICATION; INSURANCE

         The Purchaser agrees that all rights to indemnification existing in favor, and all limitations on the personal liability, of a director or officer of the Company provided for in the Company's Articles or Bylaws, as in effect of the date hereof with respect to matters occurring prior to the Closing Date, shall, subject to the terms thereof, (a) survive the Sale and (b) continue in full force and effect for a period of not less than five years from the Closing Date; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the disposition of such claim. The Purchaser shall, during the Survival Period, maintain liability insurance in such types and at least such amounts as currently maintained by the Company for its Business.

7.10     BLUE SKY LAWS

         The Purchaser shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Purchaser Common Stock in connection with the Sale. The Company and the Shareholders shall use commercially reasonable efforts to assist the Purchaser as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the Purchaser Common Stock in connection with the Sale.

7.11     REPAYMENT OF DEBT, RELEASES OF LIENS

         Prior to the Closing Date, the Company shall pay all Debt and cause any lenders under such Debt to release all Encumbrances with respect to any of the Company's assets.

7.12     TERMINATION OF EMPLOYMENT AGREEMENTS

         The Company and each Shareholder that is party to an employment or consulting agreement with the Company hereby agree that such agreement is terminated and shall be of no further force or effect, effective upon Closing.

7.13     REGISTRATION

         The Purchaser shall use its best efforts to file on April 12, 2001, and shall in any event file by April 30, 2001, a short-form registration statement on Form S-3 (the

"REGISTRATION STATEMENT") with the SEC to effect the registration under the Securities Act of the S-3 Registrable Shares for sale by the Shareholders (collectively, the "S-3 REGISTERING SHAREHOLDERS") in accordance with the following:

         (i) The Purchaser shall not be required to conduct an underwritten offering.

         (ii) The Purchaser shall have no obligation to include the S-3 Registrable Shares owned by any Shareholder in a Registration Statement unless and until such Shareholder has furnished the Purchaser with all information and statements about or pertaining to such Shareholder in such reasonable detail and on such timely basis as is reasonably deemed by the Purchaser to be necessary or appropriate for the preparation of the Registration Statement.

         (iii) The Purchaser shall, subject to the other provisions of this
Section 7.13:

                  (1) use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable after the filing thereof;

                  (2) prepare and file with the SEC as promptly as is commercially reasonably practicable such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act until the earlier to occur of (A) six months after the effective date of such Registration Statement or the first anniversary of the Closing Date, whichever occurs later, or (B) the completion by the S-3 Registering Shareholders of the distribution described in such Registration Statement;

                  (3) furnish to the S-3 Registering Shareholders the number of copies of such Registration Statement, each amendment and supplement thereto and each prospectus contained therein as the S-3 Registering Shareholders may reasonably request;

                  (4) use reasonable efforts to register or qualify such shares under the state blue sky or securities laws ("BLUE SKY LAWS") of such jurisdictions as the S-3 Registering Shareholders reasonably request (and to keep such registrations and qualifications effective for so long as the Registration Statement is maintained effective), and to do any and all other acts and things that may be reasonably necessary or advisable to enable the S-3 Registering Shareholders to consummate the disposition of such shares in such jurisdictions; provided, however, that the Purchaser will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 7.13, (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

                  (5) promptly notify the S-3 Registering Shareholders at any time during the period that the Purchaser is required to keep the Registration Statement effective, of the occurrence of any event as a result of which such Registration Statement or the prospectus contained therein contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the Registration Statement or such prospectus so that, as thereafter delivered to the purchasers of such shares, the Registration Statement will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (6) use commercially reasonable efforts to cause all such shares to be listed on the Nasdaq National Market System or such other exchanges on which shares of Purchaser Common Stock are then traded; and

                  (7) have the right to defer such filing for a period of up to ninety (90) days, or such shorter period as may be required, if the Purchaser shall furnish to the Shareholders a certificate signed by the Chairman of the Board of Directors of the Purchaser stating that the Board of Directors of the Purchaser has determined that (a) a material event has occurred or is likely to occur that has not been publicly disclosed and if disclosed could have a material adverse effect on the Purchaser or (b) the registration could materially interfere with any public offering of primary shares issued by the Purchaser or of secondary shares being registered pursuant to any registration rights in existence on the date of this Agreement, acquisition, disposition, corporate reorganization or other material transaction involving the Purchaser or its subsidiaries; provided, however, that this right to defer such filing may only be used once; and, PROVIDED, FURTHER, that this right to defer such filing may be used with respect to a proposed public offering only if such public offering is the first public offering effected after the date of this Agreement.

                  (v) The Purchaser shall notify the Shareholders in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Purchaser (including, but not limited to, registration statements relating to secondary offerings of securities of the Purchaser, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each Shareholder an opportunity to include in such registration statement all or part of such Piggyback Registrable Shares held by such Shareholder. Each Shareholder desiring to include in any such registration statement all or any part of the Piggyback Registrable Shares held by it (a "PIGGYBACK REGISTERING SHAREHOLDER") shall, within fifteen (15) days after the above-described notice from the Purchaser, so notify the Purchaser in writing. Such notice shall state the intended method of disposition of the Piggyback Registrable Shares by such Shareholder. If the registration statement under which the Purchaser gives notice under this subsection (v) is for an underwritten offering, the Purchaser shall so advise the Shareholder. In such event, the right of any such Piggyback Registering Shareholder to be included in a registration pursuant to this subsection (v) shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's Piggyback Registrable Shares in the underwriting to the extent provided herein. All Piggyback Registering Shareholders proposing to distribute their Piggyback Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Purchaser. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Purchaser; second, to the holders of shares of Purchaser Common Stock that are contractually entitled to include such shares in such registration statement based on agreements in existence prior to the date hereof in accordance with the terms and cut-back provisions of such agreements (including, but not limited to, Holders as defined in the Registration Rights Agreement dated as of April 11, 2000, between the Purchaser and certain investors named therein and the investors parties to the Amended and Restated Investor Rights Agreement dated as of October 20, 1999); third, to the Piggyback Registering Shareholders on a PRO RATA basis based on the total number of shares of Purchaser Common Stock held by such Piggyback Registering Shareholders; and fourth, to any other shareholder of the

Company (other than a Shareholder) on a PRO RATA basis. No such reduction shall reduce the securities being offered by the Purchaser for its own account to be included in the registration and underwriting. If any Piggyback Registering Shareholder disapproves of the terms of any such underwriting, such Piggyback Registering Shareholder may elect to withdraw therefrom by written notice to the Purchaser and the underwriter, delivered at least ten
(10) Business Days prior to the effective date of the registration statement. Any Piggyback Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Shareholder which is a partnership or corporation, the partners, retired partners and shareholders of such Shareholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single Shareholder, and any PRO RATA reduction with respect to such Shareholder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Shareholder as defined in this sentence. The Purchaser shall have the right to terminate or withdraw any registration initiated by it under this subsection (v) prior to the effectiveness of such registration whether or not any Shareholder has elected to include securities in such registration. All rights of the Shareholders and obligations of the Purchaser under this subsection (v) terminate upon the second anniversary of the Closing Date.

                  (vi) If, pursuant to this Section 7.13, the Registrable
Shares owned by the Registering Shareholders are included in a registration statement, then the Registering Shareholders shall pay all transfer taxes, if any, relating to the sale of the Registrable Shares and the fees and expenses of its own counsel.

                  (vii) Except for the fees and expenses specified in paragraph (vi) of this Section 7.13 and except as provided in this paragraph
(vii), the Purchaser shall pay all expenses incident to the registration and to the Purchaser's performance of or compliance with this Section 7.13, including, without limitation, all registration and filing fees, fees and expenses of compliance with Blue Sky Laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Purchaser and all independent certified public accountants and other persons retained by the Purchaser.

                  (viii) In the event that the Registrable Shares owned by the Registering Shareholders are sold by means of a registration statement pursuant to this Section 7.13, each Registering Shareholder (for the purposes of this paragraph (viii), individually the "REGISTRATION INDEMNIFYING PERSON") agrees to indemnify and hold harmless the other Registering Shareholders, the Purchaser, each of the Purchaser's and such other Registering Shareholders' officers and directors, and each Person, if any, who controls or may control the Purchaser or such other Registering Shareholders within the meaning of the Securities Act (for the purposes of this paragraph (viii), the other Registering Shareholders, the Purchaser, such officers and directors, and any such other Persons being referred to individually as a "REGISTRATION INDEMNIFIED PERSON") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon, or incurred by such Registration Indemnified Person, directly or indirectly (collectively, referred to for purposes of this paragraph (viii) and the corresponding provision of paragraph (viii) below in the singular as a "REGISTRATION CLAIM"), based upon, arising out of, or resulting from (x) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (including any preliminary or final prospectus contained therein or any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (y) any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with such registration and sale of securities, in each case to the extent (but only to the extent) that such Registration
Claim is based upon, arises out of or results from any untrue statement or omission based upon information furnished to the Purchaser by such Registering Shareholder in a written document for use in connection with the registration statement; and each such Registering Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection (viii) in connection with investigating or defending any such Registration Claim.

                  (ix) The Purchaser (for the purposes of this paragraph
(ix), the "REGISTRATION INDEMNIFYING PERSON") agrees to indemnify and hold harmless each Registering Shareholder participating in the distribution of Registrable Shares pursuant to a registration statement, (for the purposes of this paragraph (ix), the Registering Shareholders and any such other persons also being referred to individually as an "REGISTRATION INDEMNIFIED PERSON") from and against all Registration Claims based upon, arising out of, or resulting from (x) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, or (y) any violation or alleged violation of the Securities Act or the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law in connection with such registration and sale of securities, provided that Purchaser will not be liable in any such case to the extent that any such Registration Claim arises out of or results from any untrue statement or omission based upon information furnished to the Purchaser by the Registering Shareholders in a written document provided by the Registering Shareholders for use in connection with the registration statement; and the Purchaser will pay to each such Registering Shareholder or controlling Person, as incurred, any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such Registration Claim. The foregoing indemnity will not inure to the benefit of any Registering Shareholder to the extent that a prospectus relating to the Registrable Shares was required to be delivered by such Registering Shareholder under the Securities Act and the Claim results from the fact that there was not sent or given to the purchaser of the Registrable Shares, at or prior to the written confirmation of the sale of such Registrable Shares to such purchaser, a copy of the prospectus if the Purchaser had previously furnished copies thereof to such Registering Shareholder.

                  (x) The indemnification set forth herein shall be in addition to any liability the Purchaser or the Registering Shareholders may otherwise have in connection with any registration of the Registrable Shares. Within a reasonable time after receiving definitive notice of any Registration Claim in respect of which a Registration Indemnified Person may seek indemnification under this Section 7.13, such Registration Indemnified Person shall submit written notice thereof to such Registration Indemnifying Person(s). The failure of the Registration Indemnified Person so to notify the Registration Indemnifying Person(s) of any such Registration Claim shall not relieve the Registration Indemnifying Person(s) from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Registration Indemnifying Person(s) to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Registration Indemnified Person so to notify the Registration Indemnifying Person(s) of any such Claim shall not relieve the Registration Indemnifying Person(s) from any liability it may have otherwise than hereunder. The Registration Indemnifying Person(s) shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise, or settlement (without admitting liability of the Registration Indemnifying Person(s)) of any such Registration Claim asserted, such defense, compromise, or settlement to be undertaken at the expense and risk of the Registration Indemnifying Person(s), and the Registration Indemnified Person shall have the right to engage separate counsel, at its own expense, which counsel for the Registration Indemnifying Person(s) shall keep informed and consult with in a reasonable manner; provided, however, that the Registration Indemnified Person(s) shall have the right to retain separate counsel, with reasonable fees and expenses to be paid by the Registration Indemnifying Person(s), if representation of the Registration Indemnified Person(s) by the counsel retained by the Registration Indemnifying Person(s) would be inappropriate due to potential or actual differing interests between the Registration Indemnified Person(s) and the Registration Indemnifying Person(s) in such proceeding. In the event the Registration Indemnifying Person(s) shall fail to undertake such defense by its own representatives, the Registration Indemnifying Person(s) shall give prompt written notice of such election not to undertake such defense to the Registration Indemnified Person, and the Registration Indemnified Person shall undertake, at the Registration Indemnifying Person(s)' expense, the defense, compromise, or settlement
(without admitting liability of the Registration Indemnified Person) thereof on behalf of and for the account and risk of the Registration Indemnifying Person(s) by counsel or other representatives designated by the Registration Indemnified Person. In the event that any Registration Claim shall arise out of a transaction or cover any period or periods wherein the Purchaser and the Registering Shareholders shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such Registration Claim, and no settlement or compromise of such Registration
Claim may be made without the joint consent or approval of the Purchaser and the Registering Shareholders, which shall not be unreasonably withheld. Notwithstanding the foregoing, no Registration Indemnifying Person(s) shall be obligated hereunder with respect to amounts paid in settlement of any Registration Claim if such settlement is effected without the consent of such Registration Indemnifying Person(s) (which consent shall not be unreasonably withheld).

                  (xi) If the indemnification provided for in this Section
7.13 is held by a court of competent jurisdiction to be unavailable to an Registration Indemnified Party (as defined in either paragraph (viii) or (ix)) with respect to any Registration Claim, then the Registering Shareholders or the Purchaser, as applicable and as the case may be (each a "REGISTRATION INDEMNIFYING PARTY"), in lieu of indemnifying an Registration Indemnified Party hereunder, shall contribute to the amount paid or payable by such Registration Indemnified Party as a result of such Registration Claim in such proportion as is appropriate to reflect the relative fault of the Registration Indemnifying Party on the one hand and of the Registration Indemnified Party on the other in connection with the statements, omissions or violations which resulted in such Registration Claim, as well as any other relevant equitable considerations. The relative fault of the Registration Indemnifying Party and of the Registration Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Registration Indemnifying Party or by the Registration Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (xii) The obligations of the Purchaser and the Registering Shareholders under this Section 7.13 shall survive the completion of any offering of Registrable Shares in a registration statement under this Section 7.13, and otherwise.

                  (xiii) For a period of one (1) year, commencing on the Closing Date, all sales of Registrable Shares shall be made through a market maker of Purchaser Common Stock as designated in advance by the Purchaser, provided, however, that the Shareholders may submit additional market makers to the Purchaser for the Purchaser's approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, (a) any Shareholder that is an investment fund and that distributes Registrable Shares to its partners or members and (b) any of such partners or members that receive distributed Registrable Shares will not be held liable if such partners or members do not use the Purchaser's designated or approved market makers, but such Shareholder will request that such partners or members use the Purchaser's designated or approved market makers.

7.14     EXECUTION OF ALL ANCILLARY DOCUMENTS

         The Purchaser and the Company will execute at or prior to Closing each of the Ancillary Documents to which it is a party and all instruments or documents contemplated thereby.

                  ARTICLE VIIA - COVENANTS OF THE SHAREHOLDERS

7A.1     RESTRICTIONS ON TRANSFER

         Each Shareholder will not sell, transfer, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of the Purchaser Common Stock that the undersigned may acquire in connection with the Sale, except: (i) in a transaction permitted pursuant to Rule 145 under the Securities Act; (ii) in a transaction otherwise exempt from the registration requirements of the Securities Act; or (iii) pursuant to a registration statement under the Securities Act.

7A.2     EXECUTION OF ALL ANCILLARY DOCUMENTS

         Each Shareholder will execute at or prior to Closing each Ancillary Document to which it is a party and all instruments or documents contemplated thereby.

7A.3     NO ALTERNATIVE TRANSACTIONS

         (a) Each Shareholder shall vote or cause to be voted, or execute a written consent with respect to, his, her or its shares of Company Capital Stock against any proposal by a party other than the Purchaser to merge or consolidate with the Company or any subsidiary of the Company or to sell all or substantially all the assets of the Company or any subsidiary of the Company at every meeting of the Shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

         (b) Each Shareholder agrees that he, she or it will not, nor will such Shareholder permit any entity under such Shareholder's control to, deposit any shares of Company Capital Stock in a voting trust or subject the shares to any agreement, arrangement or understanding with respect to the voting of the shares inconsistent with this Agreement.

7A.4     LIMITATION ON SALES

         During the term of this Agreement and prior to the Closing, each Shareholder agrees not to sell, assign, transfer, pledge, encumber or otherwise dispose of any of his, her or its shares of Company Capital Stock.

7A.5     TAXES

         Each Shareholder shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes arising from or relating to the transactions contemplated by this Agreement, to the extent they relate specifically to the issuance of shares of the Purchaser Common Stock to such Shareholder, and such Shareholder shall, at his, her or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes.

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

8.1      TERMINATION

         This Agreement may be terminated and the Sale may be abandoned at any time prior to the Closing Date:

                  (a) by mutual written consent of the Purchaser, the Company, and the Shareholders' Representative;

                  (b) by either the Company or the Purchaser, if the Sale has not been consummated by December 15, 2000; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill or cause to be fulfilled any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

                  (c) by either the Company or the Purchaser, if there shall be any law or regulation that makes consummation of the Sale illegal or if any judgment, injunction, order or decree enjoining the Purchaser or the Company from consummating the Sale is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                  (d) by the Company, in the event of a material breach by the Purchaser of any representation, warranty or agreement contained herein which has not been cured or is not curable by December 15, 2000;

                  (e) by the Purchaser, in the event of a material breach by the Company or by the Shareholders of any representation, warranty or agreement contained herein which has not been cured or is not curable by December 15, 2000.

8.2      EFFECT OF TERMINATION

         In the event of the termination of this Agreement pursuant to Section
8.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any breach hereof before the termination date. Notwithstanding the foregoing, the Confidentiality Agreement between the Purchaser and the Company shall survive the termination of this Agreement and remain in full force and effect.

8.3      AMENDMENT

         This Agreement may not be amended except by an instrument in writing signed by the Purchaser, the Company and Shareholders holding an aggregate of at least 60% of the Company Common Stock then outstanding.

8.4      WAIVER

         At any time prior to the Closing Date, the Purchaser may (a) extend the time for the performance of any obligation or other act of the Company or the Shareholders,

(b) waive any inaccuracy in the representations and warranties of the Company or the Shareholders contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement of the Company or the Shareholders or any condition to the obligations of the Purchaser contained herein. At any time prior to the Closing Date, the Company may (a) extend the time for the performance of any obligation or other act of the Purchaser, (b) waive any inaccuracy in the representations and warranties of the Purchaser contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement of the Purchaser or any condition to the obligations of the Company contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                    ARTICLE IX - SURVIVAL AND INDEMNIFICATION

9.1      SURVIVAL

         All representations and warranties contained in this Agreement or in the Ancillary Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of eighteen months after the Closing Date (the "SURVIVAL PERIOD"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section 7.4 hereof; PROVIDED, HOWEVER, that any claim based on fraud or relating to title to the Company Capital Stock shall survive the Closing indefinitely and any claim relating to Taxes shall survive for the applicable statute of limitations. The covenants and agreements contained in this Agreement or in the Ancillary Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

9.2      INDEMNIFICATION BY THE SHAREHOLDERS

         Subject to the provisions and limitations set forth in this Article IX, from and after the Closing, each Shareholder shall indemnify and hold the Purchaser, its officers, directors and affiliates (as "affiliate" is defined in Rule 12b-2 of the Exchange Act) (the "PURCHASER INDEMNIFIED PARTIES") harmless from and against, and shall reimburse, on a net after-tax, after-insurance basis (after taking into account any Taxes imposed on the receipt of the reimbursement and any Tax benefits actually utilized in reducing its Taxes and without duplicating any amounts previously reflected in the Working Capital calculation used to determine the Base Amount or any adjustment thereto pursuant to Section 2.5), the Purchaser Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses ("LOSSES") arising out of
(i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company or such Shareholder in this Agreement or in any Ancillary Document; (ii) any failure by the Company or such Shareholder to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any Ancillary Document; (iii) any claim by any employee or former employee listed on Section 3.3(c) of the Company Disclosure
Schedule to the extent based upon such employee's or former employee's having an option, right or interest in, or any right to receive an option, right or interest in any equity securities of the Company, PROVIDED, HOWEVER, that any claim under this clause (iii) shall be conditioned upon the Purchaser having complied with its covenant under Section 7.8; or (iv) any liability for withholding Taxes imposed with respect to any Purchase Consideration payable to such Shareholder.

9.3      INDEMNIFICATION BY THE PURCHASER

         Subject to the limitations set forth in this Article IX, from and after the Closing, the Purchaser shall indemnify and hold the Shareholders, their officers, directors and affiliates (as "affiliate" is defined in Rule 12b-2 of the Exchange Act) (the "SHAREHOLDER INDEMNIFIED PARTIES") harmless from and against, and shall reimburse the Shareholders for, any and all Losses arising out of (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Purchaser in this Agreement or in any Ancillary Document; or (ii) any failure by the Purchaser to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any Ancillary Document.

9.4      THRESHOLD AND LIMITATIONS; ADJUSTMENT OF PURCHASE CONSIDERATION

         (a) No Purchaser Indemnified Party or Shareholder Indemnified Party shall be entitled to receive any indemnification payment with respect to any claim for indemnification under this Article IX ("CLAIMS") until the aggregate Losses for which the Purchaser Indemnified Parties or the Shareholder Indemnified Parties, as the case may be, would otherwise be entitled to receive indemnification exceed $50,000 (the "THRESHOLD"). Once such aggregate Losses exceed the Threshold, the Purchaser Indemnified Parties or the Shareholder Indemnified Parties, as the case may be, shall be entitled to indemnification for the aggregate amount of all Losses, minus the Threshold. Notwithstanding the foregoing, the Purchaser Indemnified Parties and the Shareholder Indemnified Parties (collectively, the "INDEMNIFIED PARTIES") shall be entitled to indemnification for all Losses based upon a claim of fraud or relating to title to Company Capital Stock, authority to enter into this Agreement, Taxes, the representations in Section 3.2, Section 4.2 and Section 4.10, the covenants set forth in

Section 7.11 and Section 10.2 hereof, or clause (iii) of Section 9.2, without regard to the Threshold.

         (b) Except for Losses based upon a claim of fraud or relating to Taxes, title to Company Capital Stock or authority to enter into this Agreement, the aggregate liability of all Shareholders under this Article IX shall be limited to 20% of the Purchase Price. With respect to any Claim other than those referenced in the last sentence of this Section 9.4(b), each of Summit, IT Capital Partners LLC and Hatcher Family Trust (the "Primary Indemnitors") shall be severally liable for any liability of the Shareholders under this Article IX on a PRO RATA basis in accordance with the number of Closing Date Shares each such Primary Indemnitor (or, in the case of Summit, group of Primary Indemnitors) is entitled to receive as compared to all other Primary Indemnitors, and (ii) each other Shareholder shall be severally liable, in accordance with the number of Closing Date Shares such Shareholder is entitled to receive as compared to all other Shareholders; PROVIDED, HOWEVER, that indemnification obligations that are satisfied by release of Escrow Shares or cash from the Escrow Fund shall be allocated among the Shareholders in accordance with Section 9.4(d). In the event of any Claim based upon fraud by a Shareholder (but not based on fraud by the Company) or upon a Shareholder's lack of title to Company Capital Stock or authority to enter into this Agreement, the Purchaser Indemnified Parties shall be entitled to pursue the Claim only against such Shareholder.

         (c) An indemnifying party shall not be obligated to defend and hold harmless an Indemnified Party, or otherwise be liable to such party, with respect to any claims made by the Indemnified Party after the expiration of the applicable time period as set forth in Section 9.1 hereof. Notwithstanding the foregoing, indemnity may be sought after the expiration of the Survival Period pursuant to this Article IX if a Claim Notice shall have been delivered to the Shareholder Representative, on behalf of the Shareholders, or to the Purchaser, as the case may be, prior to the expiration of the Survival Period.

         (d) The indemnification obligations of the Shareholders under this
Article IX shall be satisfied, first, by means of the release from escrow to the Purchaser Indemnified Parties of Escrow Shares or cash from the Escrow Fund (as defined in the Escrow Agreement), in accordance with the provisions of the Escrow Agreement. The number of Escrow Shares to be released from escrow to the Purchaser Indemnified Parties in payment of any Claims shall be determined by dividing (x) the aggregate dollar amount of such Claims by (y) the Share Price. The aggregate value of Claims paid by means of such release of Escrow Shares or cash from the Escrow Fund shall be deemed to reduce the total Purchase Consideration otherwise payable to the Shareholders pursuant to Section 2.4 of this Agreement. Any such Claims shall be deemed to reduce the Escrow Shares, PRO RATA with respect to each Shareholder, on the basis of the number of Escrow Shares allocated to such Shareholder on Schedule A relative to the total number of Escrow Shares on such Schedule; provided, however, that any Claims paid with respect to any Loss related to any representation, warranty, covenant or agreement of a Shareholder or based upon fraud by a Shareholder shall not result in such a PRO RATA reduction of the Escrow Shares but shall reduce only the Escrow
Shares of such Shareholder.

9.5      PROCEDURE FOR INDEMNIFICATION

         (a) An Indemnified Party shall give written notice (the "CLAIM NOTICE") of any Claim for indemnification under this Article IX to the Shareholder Representative, on behalf of the Shareholders, or to the Purchaser, as the case may be, reasonably promptly after the assertion against the Indemnified Party of any claim by a third party (a "THIRD PARTY CLAIM") or, if such Claim is not in respect of a Third Party Claim, reasonably promptly after the discovery of facts upon which the Indemnified Party intends to base a Claim for indemnification pursuant to this Article IX; provided, however, that the failure or delay to so notify the Shareholder Representative or the Purchaser, as the case may be, shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that his, her or its ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based and shall include the amount of the indemnifiable Losses (or, if such amount is not then determined, a good faith estimate thereof) and the basis for the determination of the amount of such Losses.

         (b) (i) (A) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Shareholder Representative, on behalf of the Shareholders, shall have the right, upon written notice given by the Shareholder Representative to the Purchaser Indemnified Party within 30 days after receipt by the Shareholder Representative of the notice from the Purchaser Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the Shareholders' sole expense, in which case the provisions of Section 9.5(b)(ii) hereof shall govern; provided, however, that, notwithstanding the foregoing, the Purchaser may elect to assume the defense and handle any such Third Party Claim if it determines in good faith that the resolution of such Third Party Claim could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Purchaser, in which case the provisions of Section 9.5(c)(ii) hereof shall govern.

                      (B) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Purchaser shall have the right, upon written notice given by the Purchaser to the Shareholder Representative within 30 days after receipt by the Purchaser of the notice from a Shareholder Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the Purchaser's sole expense, in which case the provisions of Section 9.5(b)(ii) hereof shall govern

                  (ii) The Shareholder Representative, on behalf of the Shareholders, or the Purchaser, as the case may be, shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the Shareholder Representative or the Purchaser, as the case may be, shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. Neither the Shareholder Representative nor the Purchaser, as the case may be, shall, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) with respect to any Claim by a Purchaser Indemnified Party, the Purchaser shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Purchaser. The Indemnified Party shall cooperate with the Shareholder Representative or the Purchaser, as the case may be, and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

         (c) (i) (A) If (x) the Shareholder Representative does not give written notice to the Purchaser Indemnified Party pursuant to Section 9.5(b)(i)(A) within 30 days after receipt of the notice from the Purchaser Indemnified Party of any Third Party Claim of the Shareholder Representative's election to assume the defense or handling of such Third Party Claim or (y) the Purchaser elects to assume the defense and the handling of such Third Party Claim pursuant to the proviso in Section 9.5(b)(i)(A), the provisions of Section 9.5(c)(ii) hereof shall govern.

                      (B) If the Purchaser does not give written notice to the Shareholder Representative pursuant to Section 9.5(b)(i)(B) within 30 days after receipt of the notice from a Shareholder Indemnified Party of any Third Party Claim of the Purchaser's election to assume the defense or handling of such Third Party Claim, the provisions of Section 9.5(c)(ii) hereof shall govern.

                  (ii) The Indemnified Party may, at the indemnifying party's expense, select counsel reasonably acceptable to the indemnifying party in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as the Indemnified Party may deem appropriate and in consultation with the indemnified party; provided, however, that the Indemnified Party shall keep the Shareholder Representative or the Purchaser, as the case may be, timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Shareholder Representative or the Purchaser, as the case may be, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

9.6      REMEDIES; SPECIFIC PERFORMANCE; NO CONTRIBUTION FROM THE COMPANY

         Except as otherwise provided, the indemnification provisions of this
Article IX are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained herein. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity. Notwithstanding any provisions to the contrary, after the Closing Date, the Shareholders shall have no right against the Company based on or arising from the covenants, representations and warranties being made under this Agreement by the Company or the Shareholders arising hereunder or otherwise, whether by direct claim, cross-claim, in respect of indemnity or contribution rights, or otherwise.

                               ARTICLE X - GENERAL

10.1     TAX MATTERS

         All of the parties hereto shall cooperate, as and to the extent reasonably requested, in connection with the preparation of any Tax Return and any audit, investigation, litigation or other action with respect to Taxes that may be instituted after the Closing.

10.2     EXPENSES

         The cost of the Company's and the Shareholder's investment banking, legal and accounting fees incurred on behalf of the Company and the Shareholders in connection with the transactions contemplated by this Agreement will be paid or accrued by the Company at the Closing (with all such accrued and unpaid amounts being deemed accrued as of the close of business on the day immediately preceding the Closing Date, and included in the calculation of Estimated Working Capital and Working Capital; PROVIDED, HOWEVER, that the Company or the Shareholders shall pay any such expenses in excess of $900,000 prior to the Closing. The Purchaser agrees to pay the remaining accrued expenses immediately after the Closing. Except for the provisions of the preceding two sentences, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the Ancillary Documents, regardless of whether the transactions contemplated by this Agreement are consummated; provided, however, that, should any action be brought hereunder, the reasonable attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action.

10.3     NOTICES

         Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The Closing Date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

         TO THE PURCHASER:

                  Corillian Corporation
                  3400 NW John Olsen Place
                  Hillsboro, Oregon  97124
                  Fax:  (503) 617-3911
                  Attention:  Erich J. Litch
         with a copy to:

                  Perkins Coie LLP
                  1211 SW Fifth Avenue, 15th Floor
                  Portland, Oregon  97204
                  Fax:  (503) 727-2222
                  Attention:  Roy W. Tucker

         TO THE COMPANY:

                  Hatcher Associates Inc.
                  1801 Avenue of the Stars, Suite 815
                  Los Angeles, California  90067


         with a copy to:

                  Rutter, Hobbs & Davidoff Incorporated
                  1900 Avenue of the Stars, Suite 2700
                  Los Angeles, California  90067
                  Fax:  (310) 286-1728
                  Attention:  Joel Weinstein

         TO THE SHAREHOLDER REPRESENTATIVE:

                  Scott C. Collins
                  c/o Summit Partners
                  600 Atlantic Avenue, 28th Floor
                  Boston, Massachusetts  02210

         with a copy to:

                  Hutchins, Wheeler & Dittmar
                  101 Federal Street
                  Boston, Massachusetts  02110
                  Fax:  (617) 951-1295

         and to:

                  Rutter, Hobbs & Davidoff Incorporated
                  1900 Avenue of the Stars, Suite 2700
                  Los Angeles, California  90067
                  Fax:  (310) 286-1728
                  Attention:  Joel Weinstein

10.4     SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.5     ENTIRE AGREEMENT

         This Agreement, the Confidentiality Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, including, without limitation, the Letter of Intent (and accompanying Term Sheet), dated October 6, 2000, sent from the Purchaser to the Company.

10.6     ASSIGNMENT

         This Agreement shall not be assigned prior to the Closing by operation of law or otherwise; provided, however, that the Purchaser's rights and obligations may be assigned to and assumed by the Purchaser or by any other corporation wholly owned (directly or through intermediate wholly-owned subsidiaries) by the Purchaser.

10.7     PARTIES IN INTEREST

         This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.8     GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state.

10.9     HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.10    COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "TRANSMITTED COPIES" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

10.11    WAIVER OF JURY TRIAL

         The Purchaser, the Company and each of the Shareholders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof.

            [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Stock Purchase Agreement as of the date and year first above written.


                                  CORILLIAN CORPORATION


                                  By
                                    -----------------------------------
                                  Its
                                     ----------------------------------

                                  HATCHER ASSOCIATES INC.


                                  By:
                                    -----------------------------------
                                        David R. Hatcher
                                        President and CEO


                                  SHAREHOLDERS:



                                  David R. Hatcher and Carole J. Hatcher
                                  Family Trust


                                  By:
                                    -----------------------------------
                                  Its:
                                      ---------------------------------

                                  SUMMIT VENTURES IV, L.P.

                                  By:      Summit Partners IV, L.P.
                                           Its General Partner

                                  By:      Stamps, Woodsum & Co. IV,
                                           Its General Partner

                                  By:
                                    -----------------------------------
                                           General Partner

                                  SUMMIT VENTURES V, L.P.

                                  By:      Summit Partners V, L.P.
                                           Its General Partner

                                           By:    Summit Partners, LLC
                                                  Its General Partner
                                                  By:
                                                    ----------------------------
                                                               Member


                                  SUMMIT INVESTORS III, L.P.

                                  By:
                                    -----------------------------------
                                               General Partner


                                  SUMMIT V ADVISORS FUND, L.P.

                                  By:      Summit Partners, LLC
                                           Its General Partner

                                           By:
                                             ----------------------------------
                                                       Member

                                  SUMMIT V ADVISORS FUND (QP), L.P.

                                  By:      Summit Partners, LLC
                                           Its General Partner

                                           By:
                                             ----------------------------------
                                                         Member

                                  SUMMIT V COMPANION FUND, L.P.

                                  By:      Summit Partners V, L.P.
                                           Its General Partner

                                           By:    Summit Partners, LLC
                                                  Its General Partner

                                                  By:
                                                    ----------------------------
                                                               Member


                                  IT CAPITAL PARTNERS LLC


                                  By:
                                    -----------------------------------
                                  Its:
                                      ---------------------------------


                                  SHRIMPTON FAMILY TRUST


                                  By:
                                    -----------------------------------
                                  Its:
                                      ---------------------------------


                                  G. BATES ASSOCIATES, INC.


                                  By:
                                    -----------------------------------
                                  Its:
                                      ---------------------------------


                                  -------------------------------------
                                  Ashok Sharma


                                  -------------------------------------
                                  Graham Rose

                                  -------------------------------------
                                  Melvin Gevisser

                                   SCHEDULE 2
                      PREFERRED STOCK REDEMPTION AMOUNTS


                                                                       PREFERRED STOCK
         SHAREHOLDER                                                  REDEMPTION AMOUNT
         -----------                                                  -----------------
         Summit Ventures IV, L.P.                                         $2,908,508

         Summit Ventures V, L.P.                                          $2,491,837

         Summit Investors III., L.P.                                        $258,646

         Summit V Advisors Fund, L.P.                                        $50,933

         Summit V Advisors Fund (Q.P.), L.P.                                $166,669

         Summit V Companion Fund, L.P.                                      $416,671

------------------------------------------------------- -----------------------------
         Total                                                            $6,293,264


                                 SCHEDULE 2.3

                     SHAREHOLDER                                                 SHARES DELIVERED AT CLOSING
         SUMMIT VENTURES IV, L.P.                                                                    392,320

         SUMMIT VENTURES V, L.P.                                                                     336,120

         SUMMIT INVESTORS III, L.P.                                                                   34,889

         SUMMIT V ADVISORS FUND, L.P                                                                   6,873

         SUMMIT V ADVISORS FUND (QP), L.P.                                                            22,480

         SUMMIT V COMPANION FUND, L.P.                                                                56,200

         IT CAPITAL PARTNERS LLC                                                                      89,688

         HATCHER FAMILY TRUST                                                                        273,223

         SHRIMPTON FAMILY TRUST                                                                       14,064

         G. BATES ASSOCIATES, INC.                                                                    14,406

         ASHOK SHARMA                                                                                 29,534

         GRAHAM ROSE                                                                                  35,764

         MELVIN GEVISSER                                                                               1,818
------------------------------------------------------------------------------------------------------------
                  TOTAL:                                                                           1,307,379


                                       2